SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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QLT Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 14, 2008
To the Shareholders of QLT Inc.
I am pleased to invite you to attend the Annual Meeting of shareholders of QLT Inc. to be held on Wednesday, May 14, 2008 at 10:00 a.m. (Pacific Time) at QLT’s offices at 887 Great Northern Way, Vancouver, British Columbia. A reception will follow the Annual Meeting to allow you to meet the Directors and management of QLT.
The attached Notice of Annual Meeting and Proxy Statement provide details of the business to be conducted at the Annual Meeting. A copy of QLT’s Annual Report on Form 10-K is also enclosed.
Your vote on the enclosed Instrument of Proxy is very important to us. Whether or not you plan to attend our Annual Meeting, please communicate your vote in accordance with the instructions in the Proxy Statement and the enclosed Instrument of Proxy.
Thank you for your continued support of QLT and I look forward to seeing you at the Annual Meeting on May 14, 2008.
Sincerely,
QLT Inc.
ROBERT L. BUTCHOFSKY
President and Chief Executive Officer

QLT Inc.
887 Great Northern Way
Vancouver, British Columbia V5T 4T5
Notice of Annual Meeting of Shareholders
to be held May 14, 2008
NOTICE IS HEREBY GIVEN that the Annual Meeting (the “Annual Meeting”) of shareholders of QLT Inc. (“QLT”) will be held at QLT’s head office at 887 Great Northern Way, Vancouver, British Columbia, on Wednesday, May 14, 2008 at 10:00 a.m. (Pacific time) for the following purposes, each of which is described in more detail in the accompanying Proxy Statement (the “Proxy Statement”):
1.	To receive the Annual Report, including the report of the Directors of QLT (the “Directors”), and the Audited Consolidated Financial Statements of QLT for the year ended December 31, 2007, together with the Report of the Independent Registered Chartered Accountants on those Financial Statements;

2.	To elect six Directors to serve for the ensuing year;

3.	To approve the appointment of Deloitte & Touche LLP as independent auditors of QLT for the ensuing year and to authorize the Directors to fix the remuneration to be paid to the auditors; and

4.	To transact such other business as may properly come before the Annual Meeting, or at any adjournments or postponements thereof.
You are entitled to receive notice of and attend the Annual Meeting, and may vote at the Annual Meeting, if you were a shareholder of QLT at the close of business on Tuesday, April 1, 2008, which we refer to as the “record date.” If you are unable to attend the Annual Meeting in person, you may vote on the matters to be considered at the Annual Meeting by proxy. Please read the notes (the “Notes”) accompanying the Instrument of Proxy enclosed with these materials and then follow the instructions for voting by proxy contained in this Proxy Statement. If on April 1, 2008, your shares in QLT were held of record in your brokerage firm, securities dealer, trust company, bank or another similar organization, you may vote at the Annual Meeting if you obtain a proxy card from that organization issued in your name and carefully follow any instructions that are provided to you in connection with that proxy card.
In order for it to be voted at the Annual Meeting, a proxy must be received (whether delivered by mail, facsimile, telephone or internet) by no later than 10:00 a.m. (Pacific Time)/1:00 p.m. (Eastern Time) on Monday, May 12, 2008 by our Registrar and Transfer Agent, Computershare Investor Services Inc., Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, facsimile number: from within North America at (866) 249-7775 or from outside North America at (416) 263-9524; telephone number: 1-866-732-VOTE (8683), website: www.investorvote.com. The Chairman may determine, in his sole discretion, to accept or reject an Instrument of Proxy that is delivered in person to the Chairman at the Annual Meeting as to any matter in respect of which a vote has not already been cast.

The enclosed Instrument of Proxy is solicited by our Board of Directors and management, but you may amend it if you wish by striking out the names listed in the Instrument of Proxy and inserting in the space provided the name of the person you wish to represent you at the Annual Meeting.
DATED at Vancouver, British Columbia, this 14th day of April, 2008.
BY ORDER OF THE BOARD OF DIRECTORS
Robert. L. Butchofsky
President and Chief Executive Officer

Whether or not you plan to attend the Annual Meeting, please communicate your vote in accordance with the instructions in the Proxy Statement and the enclosed Instrument of Proxy as soon as possible. If you are able to attend the Annual Meeting and wish to vote your shares in person, you may do so at any time before the proxy is exercised.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 14, 2008:
This Proxy Statement and our Annual Report for the fiscal year ended December 31, 2007 are available at www.qltinc.com by clicking “2008 Proxy Materials and Annual Report” or directly at: http://phx.corporate-ir.net/phoenix.zhtml?c=67181&p=irol-proxy.

QLT INC.
887 Great Northern Way
Vancouver, British Columbia V5T 4T5
PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 14, 2008
We have sent this Notice of Annual Meeting and Proxy Statement, together with the enclosed Instrument of Proxy, because our Board of Directors and management are soliciting your proxy to vote at our Annual Meeting of shareholders to be held on Wednesday, May 14, 2008. This Proxy Statement contains information about the matters being voted on at the Annual Meeting and important information about QLT. Unless otherwise stated, information in this Proxy Statement is given as of April 1, 2008. As many of our shareholders are expected to be unable to attend the Annual Meeting in person, proxies are solicited by mail to give each shareholder an opportunity to vote on all matters that will properly come before the Annual Meeting. QLT intends to mail this Proxy Statement and accompanying Instrument of Proxy on or about April 18, 2008 to all shareholders of record as at the close of business on Tuesday, April 1, 2008, which we refer to as the “record date.”
We use a number of abbreviations in this Proxy Statement. We refer to the company as “the Company,” “we,” “us” or “our” and to our board of directors as “Board” or “Board of Directors.” The term “proxy solicitation materials” includes this Proxy Statement, as well as the enclosed Instrument of Proxy. References to “fiscal 2007” and “fiscal 2008” mean our 2007 fiscal year which began on January 1, 2007 and ended on December 31, 2007 and our 2008 fiscal year which began on January 1, 2008 and will end on December 31, 2008, respectively. Our Annual Meeting of Shareholders to be held on May 14, 2008 is referred to as the “Annual Meeting” or the “Meeting.” References in this Proxy Statement to the Annual Meeting include any adjournment or postponement of the Meeting.
QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT
AND OUR ANNUAL MEETING
Why did I receive this Proxy Statement?
You are receiving these proxy materials from us because you owned common shares of QLT at the close of business on the record date. When you vote using the Instrument of Proxy, you appoint Messrs. Robert L. Butchofsky and C. Boyd Clarke as your representatives at the Annual Meeting. Messrs. Butchofsky and Clarke will vote your shares at the Annual Meeting as you have instructed them on the Instrument of Proxy. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Meeting, it is a good idea to vote by proxy in advance of the Annual Meeting just in case your plans change.
Can I access the proxy materials on the Internet?
Yes. This Proxy Statement and our Annual Report for the fiscal year ended December 31, 2007 are available on our website at www.qltinc.com by clicking “2008 Proxy Materials and Annual Report” or directly at: http://phx.corporate-ir.net/phoenix.zhtml?c=67181&p=irol-proxy.

What is the Date, Time, and Place of the Annual Meeting?
The Annual Meeting will be held at our head office at 887 Great Northern Way, Vancouver, British Columbia, on Wednesday, May 14, 2008 at 10:00 a.m. (Pacific Time).
Who is entitled to vote at the Annual Meeting?
Only shareholders of record at the close of business on the record date may vote at the Annual Meeting. On a show of hands every shareholder present in person has one vote, and on a poll every shareholder present in person or by proxy has one vote for each QLT common share registered in the shareholder’s name. There are no other classes of voting securities other than the common shares. Cumulative voting is not permitted.
What am I voting on at the Annual Meeting?
At the Annual Meeting, shareholders will be asked to vote on the following resolutions:
1.	To elect six Directors for the ensuing year; and

2.	To approve the appointment of Deloitte & Touche LLP as independent auditors of QLT for the ensuing year and to authorize the Directors to fix the remuneration to be paid to the auditors.
QLT does not know of any business or proposals to be considered at the Annual Meeting other than those set out in this Proxy Statement. If any other business is proposed and properly presented at the Annual Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion. The proxy holders intend to vote the shares they represent as directed by our Board.
How does the Board recommend that I vote?
Our Board believes the election of our six nominees to the Board and the appointment of Deloitte & Touche LLP as our independent auditors are in the best interests of QLT and our shareholders and, accordingly, recommends that each shareholder vote his or her shares “FOR” each of the director nominees, and “FOR” the proposal to approve Deloitte & Touche LLP as our independent auditors for fiscal 2008.
Who may attend the Annual Meeting?
All QLT shareholders are invited to attend the Annual Meeting, including shareholders whose shares are held by their brokerage firm or another similar organization.
What is the quorum for the Annual Meeting?
At least two shareholders, two proxy holders representing two shareholders, or one shareholder and a proxy holder representing another shareholder entitled to vote at the Annual Meeting, present in person at the beginning of the Meeting and collectively holding or representing by proxy in the aggregate not less than 33 1/3% of the issued and outstanding QLT common shares as of the record date, will constitute a quorum for the Annual Meeting. There were 74,620,328 common shares of QLT issued and outstanding on the record date.

What vote is required to approve each proposal?
Election of Directors. For Proposal 1, the election of six Directors, the nominees will be elected by a plurality of the votes cast at the Annual Meeting. This means that the six nominees with the most votes for election will be elected. You may choose to vote, or withhold your vote, separately for each nominee. A properly executed Instrument of Proxy marked “Withhold” with respect to the election of one or more Directors will not be voted with respect to the nominee(s) indicated, although it will be counted for quorum purposes.
Appointment of Auditors. For Proposal 2, the appointment of Deloitte & Touche LLP as auditors and approval of the remuneration to be paid to the auditors, the affirmative vote of a simple majority of the common shares voted at the Annual Meeting will be required for approval of this proposal.
How will broker non-votes and abstentions affect the vote on each proposal?
Common shares which are represented by “broker non-votes” (i.e. common shares held by brokers which are represented at the Annual Meeting but with respect to which the broker is not empowered to vote on a particular proposal) and common shares which abstain from voting on any matter are not included in the determination of the common shares voting on such matters but are included for quorum purposes.
How do I vote?
Carefully read and consider the information contained or incorporated by reference in this Proxy Statement. You should also determine whether you hold your shares directly in your name as a registered shareholder or through a broker or other nominee, because this will determine the procedure that you must follow in order to vote. If you are a registered shareholder of QLT (that is, if your shares are registered in your name, as opposed to being held through a broker or other intermediary), you may vote in any of the following ways:
•	in person at the Annual Meeting;

•	by mail or facsimile — complete, sign and date the enclosed Instrument of Proxy and return it in the enclosed postage paid return envelope or by facsimile as soon as possible to our Registrar and Transfer Agent, Computershare Investor Services Inc., Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, facsimile number: from within North America at (866) 249-7775 or from outside North America at (416) 263-9524;

•	by telephone — call 1-866-732-VOTE (8683) toll free from your touch-tone phone and follow the instructions (you will need the control number located on the enclosed Instrument of Proxy and do not need to return your proxy form if you vote by telephone); or

•	using the internet — go to www.investorvote.com and follow the instructions on the screen (you will need the control number located on the enclosed Instrument of Proxy and do not need to return your proxy form if you vote using the internet).
All votes made by proxy must be received (whether delivered by mail, facsimile, telephone or internet) no later than Monday, May 12, 2008 at 10:00 a.m. (Pacific Time)/1:00 p.m. (Eastern Time).
If your shares are not registered in your name but instead are held through your broker or another intermediary, then you will have received this material from your broker or the intermediary seeking your instructions as to how you wish your shares to be voted. Follow the instructions given to you by your broker or the other intermediary and your shares will be voted at the Annual Meeting as you wish. The Chairman may determine, in his sole discretion, to accept or reject an Instrument of Proxy that is delivered in person to the Chairman at the Annual Meeting as to any matter in respect of which a vote has not already been cast. You have the right to appoint another person to attend and act on your behalf at the Annual Meeting other than the persons named in the enclosed Instrument of Proxy. To exercise this right, you should strike out the names of the persons named in the Instrument of Proxy and insert the name of your nominee in the blank space provided. A person appointed as a proxy holder need not be a shareholder of QLT.
How will proxies be exercised?
The proxy holder will vote or withhold from voting according to instructions in the Instrument of Proxy on any ballot which may be called for and for which a choice has been specified. Unless otherwise indicated by you on the Instrument of Proxy, your shares will be voted “FOR” the election of the six nominees for election to the Board as set out in this Proxy Statement and “FOR” the proposal to approve the appointment of Deloitte & Touche LLP as our independent auditors until the close of the next annual meeting of shareholders. If you properly return your Instrument of Proxy, but do not include instructions on how to vote, your shares will be voted “FOR” each of the proposals described in this Proxy Statement.
The Instrument of Proxy also confers upon the proxy holder discretionary authority to vote all shares represented by the proxy with respect to amendments or variations to matters identified in the Notice of Meeting and any other matter that properly comes before the Annual Meeting. We know of no such amendment, variation or other matter that is to be presented for action at the Annual Meeting. However, if any other matters which are not now known to us should properly come before the Annual Meeting, the proxies will be voted, or not voted, by the proxy holder in his or her discretion.
What does it mean if I receive more than one set of proxy materials?
You may receive more than one set of proxy materials because you own QLT common shares that are registered under different names. For example, you may own some shares directly as a shareholder of record and other shares through a broker, or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. It is necessary for you to vote all of the Instruments of Proxy, according to the instructions contained in this Proxy Statement and follow the instructions for any alternative voting procedures you receive in order to vote all of the shares you own. Each Instrument of Proxy you receive will come with its own prepaid return envelope. If you vote by mail, please make sure you return each Instrument of Proxy in the return envelope that accompanies that Instrument of Proxy.
Can I change my vote after I have voted?
You may revoke your proxy at any time before it is exercised at the Annual Meeting. A proxy may be revoked by voting in person at the Annual Meeting, by an instrument in writing stating that the proxy is revoked and signed and delivered as follows, or in any other manner provided by law:
1.	the instrument revoking the proxy must be signed by you or by the person to whom you have granted a power of attorney in writing. If the shareholder is a corporation, the instrument of revocation must be signed under that corporate shareholder’s corporate seal or by a duly authorized officer or attorney of the corporation; and

2.	the instrument revoking the proxy must be (i) delivered to our registered office at 26th Floor, Toronto Dominion Bank Tower, 700 West Georgia Street, Vancouver, British Columbia, V7Y 1B3 on or before Monday, May 12, 2008 at 10:00 a.m. (Pacific Time)/1:00 p.m. (Eastern Time) or the last business day preceding the date of any adjournment of the Annual Meeting at which the proxy is to be voted, or (ii) deposited with the Chairman on the date of the Annual Meeting or any adjournment of it before the taking of any vote in respect of which the proxy is to be used.
If your shares are held in the name of an intermediary such as a brokerage firm, securities dealer, trust company, bank or other nominee institution, you may change your vote by submitting new voting instructions to your intermediary, as applicable. You will need to contact your brokerage firm, securities dealer, trust company, bank or other nominee institution to learn how to make that change.
Who will tabulate the votes?
Our transfer agent, Computershare Investor Services Inc., will tabulate votes cast by proxy by an automated system. Votes cast by proxy or in person at the Meeting will be counted by the persons appointed by us to act as scrutineer for the Annual Meeting.
Who pays the cost of the proxy solicitation?
We will pay the cost of soliciting these proxies, including the printing, handling and mailing of the proxy materials. Copies of these materials will be given to brokerage firms, securities dealers, trust companies, banks and other institutions that hold our shares that are beneficially owned by others. We will reimburse these brokerage firms, securities dealers, trust companies, banks and other institutions for their reasonable out of pocket expenses in forwarding proxy materials to beneficial owners of our shares. Proxies may be solicited by certain Directors, officers and employees of QLT personally or by telephone, mail, facsimile or e-mail. No additional compensation will be paid to Directors, officers or other QLT employees for soliciting proxies. In addition, we may engage external proxy solicitation services to solicit proxies from brokers, banks and other institutional holders and from beneficial owners and individual holders of record of common shares. In the event we engage such proxy solicitation services, we anticipate that the services would be provided at a standard fee and on other typical commercial terms.
How can shareholders submit proposals for QLT’s 2009 Annual Meeting?
If you want to propose a matter for consideration at the 2009 Annual Meeting, then that proposal must be received at our registered office at 26th Floor, Toronto Dominion Bank Tower, 700 West Georgia Street, Vancouver, British Columbia, V7Y 1B3 by February 14, 2009. For a proposal to be valid, it must, according to the Business Corporations Act (British Columbia), be in writing, accompanied by the requisite declarations and signed by the submitter and qualified shareholders who at the time of signing are the registered or beneficial owners of shares that, in the aggregate, (i) constitute at least 1% of the issued shares of QLT that have the right to vote at general meetings, or (ii) have a fair market value in excess of $2,000. For the submitter or a qualified shareholder to be eligible to sign the proposal, that shareholder must have been the registered or beneficial owner of QLT shares that carry the right to vote at general meetings for an uninterrupted period of at least two years before the date the proposal is signed.

CORPORATE GOVERNANCE
Overview of Our Corporate Governance Principles
We believe that effective and transparent corporate governance is critical to our long-term success and our ability to create value for our shareholders. We frequently review our corporate governance policies, monitor emerging developments in corporate governance and enhance our policies and procedures when our Board determines that it would benefit our company and our shareholders to do so.
We maintain a corporate governance page on our website that includes key information about our corporate governance, including our Code of Ethics and Code of Exemplary Conduct and the charters for the Audit and Risk, Corporate Governance and Nominating, Executive Compensation and Scientific Review Committees of our Board, all of which can be found at www.qltinc.com by clicking on “Corporate Governance” under “Corporate.” The charter of the Audit and Risk Committee is also available on Edgar at www.sec.gov and on SEDAR at www.sedar.com. The documents noted above will also be provided without charge to any shareholder who requests them. Any changes to these documents, and any waivers granted by us with respect to our Code of Ethics, will be posted on our website.
We also monitor our corporate governance policies and practices to maintain compliance with the provisions of the Sarbanes-Oxley Act of 2002, rules of the Securities and Exchange Commission (“SEC”), the Canadian Securities Administrators (“CSA”) Corporate Governance Instrument and Guidelines and the Marketplace Rules of The NASDAQ Stock Market (“NASDAQ”). Our policies and practices meet or exceed the requirements of NASDAQ, Toronto Stock Exchange (“TSX”), applicable SEC and Canadian rules and the corporate governance requirements of the Sarbanes-Oxley Act of 2002.
Disclosure Practices
QLT has in place disclosure controls and procedures to ensure QLT meets its information disclosure obligations on a timely basis. These disclosure controls and procedures are evaluated on an ongoing basis, not less than quarterly, to ensure the controls and procedures allow QLT to accomplish this objective. To implement and review our disclosure controls and procedures, our President and Chief Executive Officer and our Chief Financial Officer have established a Disclosure Practices Committee. The role of this Disclosure Practices Committee is to identify and consider the information gathered for disclosure purposes and also to make recommendations to the President and Chief Executive Officer and the Chief Financial Officer with respect to the disclosures to be made by QLT.
The disclosure controls and procedures include procedures for ensuring prompt and effective communication of any material or reportable event to the appropriate executives, the President and Chief Executive Officer and the Chief Financial Officer, and also for designating those individuals in QLT responsible for preparing, reviewing and approving the content of any disclosures.
Corporate Code of Ethics and Code of Exemplary Conduct
QLT has adopted a Code of Ethics which is applicable to all Directors, officers and employees of QLT, as well as a Code of Exemplary Conduct which applies to the Chief Executive Officer, all other executive officers and all senior financial managers, internal legal counsel and human resources managers of QLT. As further described in the Charter of the Audit and Risk Committee (available on our web site at www.qltinc.com), the Audit and Risk Committee is responsible for monitoring compliance with the Code of Ethics and Code of Exemplary Conduct and reviews and updates annually, if determined appropriate, the Code of Ethics and Code of Exemplary Conduct.

Our Audit and Risk Committee and our management review and discuss with the Board from time to time the effectiveness of our Code of Ethics and our Code of Exemplary Conduct and any areas or systems that may be further improved. QLT has not filed a material change report that pertains to any conduct of any of our Directors or executive officers that constitutes a departure from these codes.
QLT complies with the relevant provisions under the Business Corporations Act (British Columbia) that deal with conflict of interest situations. QLT, through directors’ and officers’ questionnaires and other systems, also gathers and monitors relevant information in relation to potential conflicts of interest that a director or officer may have.
The Code of Ethics and Code of Exemplary Conduct are available on QLT’s web site at www.qltinc.com. QLT will post amendments to or waivers of compliance, if any, by Directors or executive officers of its Code of Ethics or Code of Exemplary Conduct on its web site. In 2007 there were no such amendments to or waivers of the Code of Ethics or the Code Exemplary Conduct granted.
Mandate of the Board and the Chairman of the Board
The Board is responsible for the supervision of the management of the business and affairs of QLT, the stewardship of QLT and the enhancement of shareholder value. The Board has adopted a written mandate, which is applicable to all Directors of QLT, and which has formalized its position on corporate governance. The Board has also developed a written position description for the Chairman of the Board, which is detailed in the Mandate of the Chairman of the Board. The Mandate of the Board of Directors and the Mandate of the Chairman of the Board were distributed to our shareholders as exhibits to our 2006 proxy statement and are available on our web site at www.qltinc.com, or copies can be requested by contacting QLT at the address set out below under the heading “Audited Consolidated Financial Statements and Additional Information.” The Corporate Governance and Nominating Committee of the Board has the mandate to actively review and ensure that good corporate governance practices and the Mandate of the Board of Directors are followed. The Corporate Governance and Nominating Committee is also responsible for reviewing and updating, as appropriate, the QLT Board of Directors’ Mandate.
Under its Mandate, the Board is responsible for developing a succession plan for the Chief Executive Officer, and for discussing with the Chief Executive Officer succession plans for other senior management personnel. The Chief Executive Officer is responsible for recommending and then implementing the corporate strategy approved by the Board and for managing QLT’s business with the objective of meeting the corporate goals. On an annual basis, the Board reviews, approves and documents in writing the annual corporate goals and objectives the Chief Executive Officer is responsible for meeting each year, and the Board, together with the Executive Compensation Committee, assesses the Chief Executive Officer’s performance against those corporate goals.
Our Directors are kept informed of QLT’s business through open discussions with the Chief Executive Officer and key members of management. Our Board also reviews documents, such as detailed quarterly and periodic management reports and financial statements, by attending presentations made during Board meetings and through periodic reports to the full Board from each of QLT’s Committees. Our Directors have access to all books, records and reports upon request, and members of management are available at all times to answer any questions. In addition, in his role as Chairman of the Board, Mr. Clarke also visits QLT outside of regular Board meetings to meet with members of management to receive regular updates from management, discuss strategy and to provide guidance as needed.

Board Attendance at Annual Meeting
It is a policy of the Board to encourage Directors to attend regular Board meetings, Board committee meetings on which they serve and each annual general meeting of the shareholders. In 2007, all members of the Board attended QLT’s annual general meeting. It is anticipated that all director nominees will attend our 2008 Annual Meeting.
Decisions Requiring Prior Approval of the Board
In addition to matters that must, by law or by the Articles of QLT, be approved by the Board, management is required to seek approval from the Board for major transactions, for any single expense which exceeds certain specified dollar values, and for certain transactions with related persons. Additional information relating to transactions with related persons is set forth below under the heading “Review, Approval or Ratification of Transactions with Related Persons.”
Orientation and Continuing Education Programs
It is the intention of the Board that as and when a new Board nominee is appointed, the Board will ensure that a full program of orientation and education is provided for the nominee, including (but not limited to) provision of a complete corporate history, copies of past minutes of meetings of the Board and the mandate of the Board, and information regarding our business and operations. The Corporate Governance and Nominating Committee is charged with reviewing the current orientation and education program and recommending and initiating improvements to this program as warranted. As part of the ongoing commitment of the Board to effective governance and director continuing education, in 2007 certain members of our Board attended accredited courses on current trends in corporate governance and audit committee duties at Stanford Law School. As well, from time to time the Directors tour the facilities of QLT.
Outside Advice
In certain circumstances it may be appropriate for an individual Director to engage an outside professional advisor at the expense of QLT. The engagement of the outside professional advisor would be subject to approval of the Chairman of the Board. Each of the Audit and Risk Committee, the Executive Compensation Committee and the Corporate Governance and Nominating Committee also has the authority to engage external advisors as set forth in each of their respective charters. The Scientific Review Committee is also authorized to engage independent consultants with the approval of the Chairman of the Board.
Director and Officer Liability Insurance
QLT maintains Directors’ and officers’ liability insurance coverage through a policy covering QLT and its subsidiaries. This insurance provides coverage for indemnity payments made by QLT to its Directors and officers as required or permitted by law for losses, including legal costs, incurred by officers and Directors in their capacity as such. This policy also provides coverage directly to individual Directors and officers if they are not indemnified by QLT. The insurance coverage for Directors and officers has customary exclusions, including those acts determined to be uninsurable under law, deliberately fraudulent or dishonest, or that have resulted in personal profit or advantage.

Minimum Share Ownership Requirements for Directors
The Board believes it to be in the best interests of our shareholders to specify a minimum level of equity holdings in QLT by each independent Director to further align the interests of our Board and shareholders. As a result, in March 2005, the Board resolved that each independent Director must acquire (if not already held) and hold by March 2009 (or four years after they join the Board, if later) common shares of QLT valued at four times their then current annual retainer. Holdings of deferred share units (referred to as “DSUs”) are counted toward this requirement, while unexercised stock options are not. According to Radford Surveys + Consulting, the independent compensation advisor engaged by the Executive Compensation Committee in 2007, the minimum share ownership requirement instituted by the Board is consistent with ISS best practices.
Director Nomination Process
To assist with director nominations, the Board has designated a standing committee, the Corporate Governance and Nominating Committee, as being responsible for reviewing and recommending nominees to the Board. In evaluating prospective nominees, the Corporate Governance and Nominating Committee looks for the following minimum qualifications: strong business acumen, previous experience as an executive or director with successful companies, the highest standards of integrity and ethics, and a willingness and ability to make the necessary time commitment to diligently perform the duties of a director. Nominees are selected with a view to the best interests of QLT as a whole.
The Board prefers a mix of experience among its members to maintain a diversity of viewpoints and ensure that the Board can achieve its objectives. In searching for a new director, the Corporate Governance and Nominating Committee identifies particular areas of specialization which it considers beneficial, in addition to the general qualifications, having regard to the skill sets of the other members of the Board and may retain the assistance of a recruiting firm to assist it to identify and recruit candidates that possess the desired qualifications. The Corporate Governance and Nominating Committee may also involve other members of the Board or other Board committees to assist it with the recruitment of new directors. Potential nominees and their respective references are interviewed extensively in person before any nomination is endorsed by that Board committee. All nominations proposed by the Corporate Governance and Nominating Committee must receive the approval of the Board.
The Board will also consider any director nominees proposed by shareholders. Shareholders may submit nominations to the Board by addressing a communication to the Chair of the Corporate Governance and Nominating Committee and providing sufficient information to the Corporate Governance and Nominating Committee to permit the Corporate Governance and Nominating Committee to conduct an assessment of the qualifications of the proposed nominee, including biographical information about the candidate and his or her professional experience, confirmation of the candidate’s willingness to serve as a Director, and complete contact information for the candidate and the nominating shareholder. The methods by which a shareholder may communicate with the Corporate Governance and Nominating Committee are set out on QLT’s web site at www.qltinc.com. As a matter of policy, the Corporate Governance and Nominating Committee is committed to giving due and fair consideration to proposed nominations submitted by shareholders using the same criteria and processes as other nominations which come before it.
Independence of Directors
To ensure good objective governance is maintained at QLT, the Board strives to maintain strong independence from management. In determining whether Directors are independent, each year the Board considers and discusses the nature and materiality of all direct or indirect relationships between each

Director and QLT, including any family, supplier or service provider relationships. The Board considers a relationship material where that relationship could, in the view of the Board, reasonably interfere with the exercise of the Director’s independent judgment.
The Chairman of the Board, Mr. Boyd Clarke, is an independent member of the Board. Throughout fiscal 2007, eight of the nine current Directors were considered “independent.” Mr. Butchofsky is not considered “independent” since he is also our President and Chief Executive Officer. While one of our non-employee directors, Mr. Alan C. Mendelson, was considered “independent” under applicable securities rules throughout fiscal 2007 and until March 30, 2008, the Board re-analysed his relationship following the March 30, 2008 engagement of Latham & Watkins LLP, a law firm at which Mr. Mendelson is a senior partner, as the Company’s external U.S. legal advisor for certain of the asset divestitures in 2008. After considering the nature and scope of the engagement of Latham & Watkins LLP and the degree of involvement of Mr. Mendelson in rendering such legal services, the Board believes that Mr. Mendelson remains independent but under Canadian securities rules may not be regarded as such. As a result, Mr. Mendelson resigned as a member of the Special Strategic Committee, the Corporate Governance and Nominating Committee and the Executive Compensation Committee effective March 30, 2008 and has advised the Board that he will not seek re-election as a director at the upcoming Annual Meeting. During the remainder of Mr. Mendelson’s directorship, he will abstain from voting as a director on all matters relating to the subject matter of Latham & Watkins’ engagement. See “Election of Directors” below.
Executive Session of Independent Directors
The independent members of the Board meet without management and non-independent Directors present during a session of each quarterly Board meeting (unless the independent Directors determine such a session is not required) and during such other meetings where considered appropriate.
Independence of Committee Members
The members of each of the Audit and Risk Committee, the Executive Compensation Committee, the Corporate Governance and Nominating Committee, the Scientific Review Committee and the Special Strategic Committee are all “independent” Directors as defined in the CSA Corporate Governance Instrument and Guidelines and the Marketplace Rules of NASDAQ, respectively, and, in the case of the Audit and Risk Committee, the additional independence requirements set out by the SEC.
Audit Committee Financial Expert
Each member of the Audit and Risk Committee is financially sophisticated, as defined by the Marketplace Rules of NASDAQ, and is financially literate, as defined by Canadian securities regulations, and as required by such rules, able to read and understand fundamental financial statements, including QLT’s consolidated balance sheet, consolidated statement of income and consolidated statement of cash flows. In addition, the Board has determined that Mr. Crossgrove, the Chair of the Audit and Risk Committee, is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act.
Compensation Committee Interlocks and Insider Participation
None of the members of the Executive Compensation Committee during fiscal 2007 or as of the date of this Proxy Statement is a current officer or employee of QLT or has any interlocking relationship as set forth in applicable SEC rules. In addition, none of QLT’s executive officers serves as a member of the compensation committee or board of directors of any entity that has one or more executive officers serving as a member of our Executive Compensation Committee or Board.
Communicating with the Board of Directors
Any shareholder or interested party who wishes to communicate with the Board or any specific Director, including independent Directors, the Chairman of the Board, or committee members, may write to:
QLT INC.
Attn: Board of Directors
887 Great Northern Way
Vancouver, British Columbia, V5T 4T5
Canada
Depending on the subject matter of the communication, the corporate secretary will:
•	forward the communication to the Director or Directors to whom it is addressed (matters addressed to the Chairman of the Board will be forwarded unopened directly to the Chairman of the Board);

•	attempt to handle the inquiry directly where the communication does not appear to require direct attention by the Board, or an individual member, e.g., the communication is a request for information about the company or is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.
Shareholders and other interested persons may submit concerns regarding accounting matters by following the instructions for making a report published in the Corporate Governance subsection of the Investor Relations section of our web site.
Board of Directors and Board Committees
The Board held 15 meetings (in person or by teleconference) during 2007, a number of which included sessions with only independent Directors. No Director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board, and (2) the total number of meetings held by all committees of the Board on which he served during fiscal 2007.
     Board Committees. The Board has a standing Audit and Risk Committee, Corporate Governance and Nominating Committee, Executive Compensation Committee and Scientific Review Committee.

Number of
	Members (as at		Meetings
Committee	12/31/07)	Key Functions	in 2007
Audit and Risk	Peter A. Crossgrove* L. Jack Wood	• monitors QLT’s internal accounting controls and business conduct	10
	Philip B. Livingston	• oversees QLT’s accounting and financial reporting practices
• reviews the adequacy of the system of internal controls, reviewing any relevant accounting, financial and securities regulatory matters

• reviews the management of corporate financial and compliance risks

•     recommends the appointment of independent auditors, engages the independent auditors, and receives the reports of the Chief Executive Officer and the Chief Financial Officer with respect to their assessment of internal controls

			Number of
	Members (as at		Meetings
Committee	12/31/07)	Key Functions	in 2007
		• provides a mechanism for communication between the Board and QLT’s independent auditors

		• meets regularly with QLT’s auditors without management present

Corporate Governance and Nominating	C. Boyd Clarke* Peter A. Crossgrove Alan C. Mendelson(1)	• develops and oversees Board governance principles • assesses the effectiveness of corporate governance and makes recommendations to the full Board	8

		• makes recommendations to the Board regarding the size and composition of the Board and Board committees

		• develops and oversees Board continuing education program Board

		• conducts an annual assessment process to assess the effectiveness of the Board and individual members of the Board

		• reviews and considers nominations to the Board

		• reviews annually the credentials of nominees for re-election and ensures qualifications are maintained

Executive Compensation	Alan C. Mendelson(1)* Ian J. Massey Richard Vietor	• makes recommendations to the Board regarding the compensation of all executive officers • reviews and makes recommendations with respect to compensation policy and programs generally and determines and recommends option grants under QLT’s incentive stock option plans	5

•     reviews and recommends to the Board the manner in which the Chief Executive Officer and executive officer compensation should be tied to both short-term and long-term corporate goals of QLT and completes the report on executive compensation contained in QLT’s Proxy Statement

•     assists the Board in ensuring that QLT has a plan for continuity of its officers and an executive compensation plan that is motivational and competitive to attract, retain and motivate high performance of its executive management and other key personnel

Scientific Review	Ian J. Massey* Bruce L.A. Carter L Jack Wood	• reviews management’s direction and investment in QLT’s research, development and technology initiatives	6

*	Chairman

(1)	Effective March 30, 2008, Mr. Mendelson resigned as a member of the Corporate Governance and Nominating Committee and as Chair of the Executive Compensation Committee. On April 9, 2008 the Board appointed Mr. Wood as a member of the Corporate Governance and Nominating Committee and as Chair of the Executive Compensation Committee.
Summary of Attendance of Directors:

Committee Meetings
Attended (where
attending as a member of
	Board Meetings	the Committee and paid
	Attended	for attendance)
Robert L. Butchofsky	15 of 15	N/A
Bruce L.A. Carter	11 of 15	5 of 6
C. Boyd Clarke(1)	15 of 15	8 of 8
Peter A. Crossgrove	15 of 15	22 of 23
Philip B. Livingston(2)	9 of 11	5 of 6
Ian J. Massey(3)	14 of 15	8 of 8

Committee Meetings
Attended (where
attending as a member of
	Board Meetings	the Committee and paid
	Attended	for attendance)
Alan C. Mendelson	14 of 15	19 of 19
Richard R. Vietor(4)	15 of 15	6 of 6
L. Jack Wood(5)	15 of 15	16 of 16
Notes:

(1)	Mr. Clarke attended as an invitee for all other Board committee meetings to the extent practicable. Mr. Clarke does not receive an attendance fee where he is attending meetings as an invitee only and such attendance is not reflected in the above table.

(2)	Mr. Livingston was appointed to the Board at the Annual Meeting of shareholders on May 17, 2007.

(3)	Mr. Massey was appointed to the Executive Compensation Committee on May 17, 2007.

(4)	Mr. Vietor was a member of the Audit and Risk Committee until May 17, 2007 and became a member of the Executive Compensation Committee on the same date.

(5)	Mr. Wood was appointed to the Scientific Review Committee on May 17, 2007.
     Ad-Hoc Committees
Advisory Committee. In 2006, the Board formed an Advisory Committee to act as an ad-hoc committee to meet with management and external counsel as necessary to keep informed of the status of material litigation in which QLT and our subsidiaries were involved, to advise the Board of significant developments with respect to that litigation and to assist the Board in reviewing ongoing disclosure concerning the litigation. With the settlement of the litigation commenced in the United States by TAP Pharmaceuticals, Inc. and its co-plaintiffs against QLT’s subsidiary and Sanofi-Synthelabo and the settlement of the MEEI litigation involving the ‘303 patent in the United States, in 2007 it was determined that the need for more frequent updates on material litigation had diminished and, accordingly, the Advisory Committee was disbanded in February 2007 and the Board resumed direct oversight of our remaining and future litigation.
The Advisory Committee comprised only independent Directors and its members were Mr. Mendelson (Chair), Mr. Crossgrove and Mr. Wood. The Advisory Committee held two meetings during 2007 before being disbanded.
Special Strategic Committee. Contemporaneous with the announcement in November 2007 of the intention of the Board to consider all potential strategic alternatives for QLT, the Board formed a Special Strategic Committee comprised of three independent Directors. The Special Strategic Committee has a mandate to review strategic alternatives available to QLT to maximize shareholder value and to make any necessary recommendations to the Board. Under its mandate, the Special Strategic Committee has the authority to retain an investment banking firm to assist in the strategic process. Following the Special Strategic Committee’s recommendation to the Board, in December 2007 the Board engaged Goldman, Sachs & Co. as its financial advisor, to assist the Board in identifying, evaluating and pursuing alternative strategies to maximize shareholder value.
The Special Strategic Committee comprises only independent Directors and its members are Mr. Clarke (Chair), Mr. Crossgrove and Mr. Wood. Mr. Mendelson served as a member of the Special Strategic Committee until his resignation from the Committee on March 30, 2008. Mr. Wood was appointed to the Special Strategic Committee on April 9, 2008. Since its formation in late November 2007, the Special Strategic Committee met three times in the remainder of 2007.

COMPENSATION OF DIRECTORS
2007 Director Compensation Program
The amount and form of director compensation is reviewed periodically by the Executive Compensation Committee, with any resulting recommendations made to the Board, to ensure that such compensation realistically reflects the responsibilities and risks of being an effective director. To assist in its evaluation of director compensation, the Executive Compensation Committee has the authority to retain independent compensation consultants. Accordingly, in 2007 the Executive Compensation Committee engaged Radford Surveys + Consulting (“Radford”), an international consulting group that focuses on the compensation issues facing technology and life sciences companies, to conduct an independent assessment of our Board of Director compensation practices relative to a comparator group of peer companies (the “Radford Director Compensation Report”). The peer group comprised biotechnology and life sciences companies located in Canada and primarily the West Coast of the United States comparable to QLT based on a number of factors, including number of employees, revenues and stage of product pipeline. The peer group was selected by Radford and approved by the Executive Compensation Committee.
     Director Compensation
     Overview. Our independent Directors receive cash and equity-based compensation for their service on the Board. Directors who are also employees of QLT are not compensated for their service on the Board. Directors are also eligible for reimbursement of their expenses incurred in connection with attendance at Board meetings in accordance with our policies.
     Cash compensation. In 2007, the fees paid to our independent Directors were as follows:

Nature of Board Duty	Fee (US$)
Annual Board Retainer Fee:
• for all Directors	$30,000
• additional retainer for Chairman of the Board	$90,000
Additional Annual Retainer fee for Chair of the Audit and Risk Committee	$12,500
Additional Annual Retainer fee for Chair of the Special Strategic Committee	$16,000
Additional Annual Retainer fee for Chair of all other committees (other than the Chair of the Corporate Governance and Nominating Committee, for which no separate retainer is paid)	$10,000
Additional Annual Retainer fee for non-chair committee members (other than the Special Strategic Committee, for which a fee of $8,000 is paid)	$5,000
Fee for each Board meeting attended:
• by telephone	$2,000
• in person	$4,000
Fee for each committee meeting attended (other than the Special Strategic Committee):
• by telephone or in person if already at the meeting location to attend an in person Board of Directors meeting	$1,500
• in person (unless already attending in person for a meeting of the Board of Directors, in which case only the $1,500 meeting fee will be paid)	$4,000

Nature of Board Duty	Fee (US$)
Fee for each Special Strategic Committee meeting attended (whether in person or by telephone)	$1,500
Fee for out-of-town travel to perform Board or Committee business (other than attendance at a Board or Committee meeting) at the specific request of the Board or relevant Committee	$4,000
     Equity-Based Compensation. In addition to cash compensation, our independent Directors also receive equity-based compensation to ensure that their interests are fully aligned with those of our shareholders.
In March 2005, the Board approved an alternative to the stock option program for independent Directors, the Directors’ Deferred Share Unit Plan, which we refer to as the “DDSU Plan.” Under the DDSU Plan, at the discretion of the Board, independent Directors receive all or a percentage of their equity-based compensation in the form of deferred share units, or “DSUs,” each of which has a value equal to the closing price of our common shares on the TSX on the date of grant. A DSU is convertible only into cash (no shares are issued), and can only be converted after the independent Director ceases to be a member of the Board. The DSUs vest monthly over 36 months from the date of grant. The value of a DSU, when converted to cash, will be equivalent to the market value of a QLT common share at the time the conversion takes place. We do not have a history of paying dividends on our common shares, however, if dividends ever were paid on our common shares, an independent Director’s DSU account will be credited with dividends at the same rate.
The Executive Compensation Committee’s objective in switching from granting stock options to granting DSUs to independent Directors was to provide a reasonable, market-based, incentive for Directors to deliver increased value to shareholders. Based in part on advice originally received from Towers Perrin, the Executive Compensation Committee and the Board concluded that DSUs are an effective way to align the interests of the independent Directors with those of the shareholders, without resulting in additional share dilution to shareholders.
In May 2007 following their appointment at the Annual Meeting of shareholders, each independent Director received 7,500 DSUs, except the Chairman of the Board who received 15,000 DSUs.
The following table provides information regarding the compensation of our Directors for fiscal 2007.

Director Compensation Table

						Changes in
						Pension Value
						and Nonqualified
	Fees Earned				Non-Equity	Deferred
	or		Stock	Option	Incentive Plan	Compensation	All Other
	Paid in Cash		Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)		(US$) (2)(3)(5)	(US$)(2)(4)(5)	(US$)	(US$)	(US$)	(US$)
Robert L. Butchofsky(1)	—		—	—	—	—	—	—
Bruce L.A. Carter	$71,000	(6)	$15,087	—	—	—	—	$86,087
C. Boyd Clarke	$192,500	(7)	$(1,179)	$14,021	—	—	—	$205,342
Peter A. Crossgrove	$129,833	(8)	$(6,678)	$14,021	—	—	—	$137,176
Philip B. Livingston	$53,375	(9)	$5,949	—	—	—	—	$59,324
Ian J. Massey	$91,625	(10)	$11,890	—	—	—	—	$103,515
Alan C. Mendelson	$117,667	(11)	$(6,678)	$14,021	—	—	—	$125,010
Richard R. Vietor	$82,000	(12)	$(6,678)	$10,315	—	—	—	$85,637
L. Jack Wood	$106,458	(13)	$(6,678)	$14,021	—	—	—	$113,801

(1)	Mr. Butchofsky is our President and Chief Executive Officer. Because he is an employee of the Company he receives no additional compensation for services as a Director of the Company. His total compensation for fiscal 2007 is set forth below under the heading “Executive Compensation.”

(2)	Certain stock and option awards were granted/priced in Canadian dollars and have been converted to US dollars for disclosure purposes using an average of 2007 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$1.0734.

(3)	Stock awards consist of DSU’s. Details of the DSU’s are set out above under the heading “2007 Director Compensation Program.” This column represents the dollar amount recognized for financial reporting purposes for the fair value of DSU’s granted in fiscal 2007 and prior years, in accordance with SFAS 123R, as disclosed on our Annual Report Form 10-K under Note 14 to our Consolidated Financial Statements for fiscal 2007.

(4)	Prior to March 2005, the equity-based compensation for our independent Directors consisted entirely of stock options. All stock options granted to independent Directors were granted with an exercise price equal to the closing price of our common shares on the TSX at the time of grant, are exercisable for five years from the date of grant and vest in 36 equal monthly installments, except that all unvested options will become vested in the event of a change of control of QLT, upon the retirement of the Director (if the Director has served for at least 20 years or is 60 years of age or older and has served for at least five years) or upon the death or disability of the Director. Option award valuation assumptions under SFAS 123R are disclosed within our Annual Report on Form 10-K under Note 14 to the Consolidated Financial Statements for fiscal 2007. Figures indicated in the table exclude forfeiture considerations.

(5)	The following table sets forth the total of all vested and unvested stock awards (consisting solely of DSUs) and option awards outstanding as of December 31, 2007 for each of our independent Directors.

	Outstanding Stock	Outstanding Option
Name	Awards (DSUs)	Awards
Bruce L.A. Carter	15,000	—
C. Boyd Clarke	37,500	20,500
Peter A. Crossgrove	22,500	20,500
Philip B. Livingston	7,500	—
Ian J. Massey	15,000	—
Alan C. Mendelson	22,500	20,500
Richard R. Vietor	22,500	81,162
L. Jack Wood	22,500	20,500

(6)	Consists of annual retainer fees of $35,000 and meeting fees of $36,000.

(7)	Consists of annual retainer fees of $122,000 and meeting fees of $70,500.

(8)	Consists of annual retainer fees of $49,333 and meeting fees of $80,500.

(9)	Consists of annual retainer fees of $21,875 and meeting fees of $31,500.

(10)	Consists of annual retainer fees of $43,125 and meeting fees of $48,500.

(11)	Consists of annual retainer fees of $47,667 and meeting fees of $70,000.

(12)	Consists of annual retainer fees of $35,000 and meeting fees of $47,000.

(13)	Consists of annual retainer fees of $38,958 and meeting fees of $67,500.
2008 Director Compensation Program
As noted above, the Executive Compensation Committee engaged Radford to assess our 2007 Director compensation program against a comparator group of peer companies. Radford’s Director Compensation Report was received in late 2007. According to the Report, overall, our Director compensation program falls within the 50th to the 75th percentile of our comparator group, which is consistent with market practices for companies with similar work load and number of meetings held. Following a review and consideration of the results and recommendations of the Report and the Executive Compensation Committee, the Board of Directors approved certain changes to our independent Director compensation program.
As a strategy to keep our Director compensation practices, and in particular the cash component of our Director compensation, aligned to those in our comparator group, despite the greater number of meetings anticipated to be held in 2008, the Board of Directors determined to reduce the individual meeting fees by 25% as follows: (a) fees for Board and Committee meetings attended in person are reduced from $4,000 to $3,000; and (b) fees for Board meetings attended by telephone are reduced from $2,000 to $1,500. These fees were reduced effective February, 2008.
In addition, while the Radford Director Compensation Report did not make a recommendation concerning a reduction in the Chairman’s retainer, the Chairman of the Board, C. Boyd Clarke, recommended to the Executive Compensation Committee that in light of the fact the shareholders of the Company had suffered substantial diminution in the value of their shares over the course of 2007, and in conjunction with the Company’s ongoing efforts to reduce costs where possible, the Chairman’s additional annual retainer fee be reduced by 50% from $90,000 to $45,000. The Executive Compensation Committee and the Board accepted Mr. Clarke’s recommendation. Accordingly, in 2008 the Chairman’s aggregate retainer fee has been reduced from $120,000 to $75,000 ($30,000 retainer as a Board member and a reduced $45,000 retainer as Chairman).
Due to the Board of Directors’ ongoing review of strategic alternatives for the Company, the proposed asset divestitures in 2008 and the uncertainty of the time commitment and risks associated with this process, the Executive Compensation Committee is not currently proposing any additional fee reductions or restructure of our Director compensation program. It is anticipated that the Board will further review and reconsider the cash and equity-based components of the Director compensation program during the course of and following the Company’s strategic corporate restructure in 2008.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board of Directors currently has nine members. Upon the recommendation of the Corporate Governance and Nominating Committee, the Board has fixed the number of directors constituting the Board at six and has nominated for election at the Annual Meeting a slate of six nominees. Messrs. Alan C. Mendelson, Richard R. Vietor and Philip B. Livingston, current Directors of the Company, will not stand for re-election at the Annual Meeting.
The Board’s decision to reduce the size of the Board from nine to six directors follows the Company’s announcement on January 16, 2008 that it would implement several new initiatives comprising a strategic corporate restructure designed to enhance shareholder value, including a significant reduction in force and a sale of certain core and non-core assets of the Company. The Board believes a reduction in the size of the Board is consistent with the announced intention of narrowing of the Company’s focus in 2008 and the corresponding reductions in force in the Company of some 45% (not including staff reductions already planned following the divestment of assets of QLT USA). The reduction in Board size also more closely aligns our number of non-employee Directors with the boards of our comparator group of peer companies according to the assessment of our 2007 Director compensation program described in Radford’s Director Compensation Report.
The Board of Directors of QLT has consistently sought Board membership that reflects a mix of experience among its members to maintain a diversity of perspectives and to ensure that QLT can meet its objectives. The Board believes the current Board nominees continue to achieve this goal, reflecting as a whole diverse knowledge and experience, including in the areas of finance, science and biotechnology and healthcare executive management. The names and biographical information about each nominee are set out below.
Each Director elected will hold office until the next Annual Meeting or until his successor is duly elected, unless he resigns earlier. The Board is permitted to increase the number of Directors by up to one-third of the number of Directors elected at the Annual Meeting at any time prior to the next Annual Meeting.
In the unanticipated event that a nominee is unable to or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted at the discretion of the proxy holder to elect another nominee designated by the Board, if presented, or the Board will comprise a lesser number of Directors accordingly. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unable or who intends to decline to serve as a Director, if elected.
Information Regarding Director Nominees
The names of the nominees and certain information about them are set forth below:

Name of Nominee and Residence	Age	Position(s) With the Company	Director Since
Robert L. Butchofsky British Columbia, Canada	46	President, Chief Executive Officer and Director	2006

Bruce L.A. Carter, Ph.D. Washington, USA	64	Director	2006

C. Boyd Clarke Pennsylvania, USA	59	Chairman of the Board and Director	2003

Peter A. Crossgrove Ontario, Canada	71	Director	1990

Name of Nominee and Residence	Age	Position(s) With the Company	Director Since
Ian J. Massey, Ph.D. California, USA	57	Director	2006

L. Jack Wood British Columbia, Canada	71	Director	2001
There is no family relationship between any of our Directors or executive officers.
Robert L. Butchofsky was appointed as President and Chief Executive Officer and a Director of QLT in February 2006 following his earlier appointment as Acting Chief Executive Officer of QLT in September 2005. Mr. Butchofsky joined QLT in 1998 as Associate Director, Ocular Marketing and was appointed Vice President, Marketing and Sales Planning in September 2001. Mr. Butchofsky was promoted to Senior Vice President, Marketing and Sales Planning in early 2005. From June 1990 to August 1998, Mr. Butchofsky was employed at Allergan Inc. (a pharmaceutical company) where he built an extensive background with ocular pharmaceutical products and Botox®, including sales, health economics, worldwide medical marketing, and product management. Prior to joining Allergan Inc., Mr. Butchofsky spent several years managing clinical trials at the Institute for Biological Research and Development. Mr. Butchofsky holds a Bachelor of Arts degree in Biology from the University of Texas and a Masters of Business Administration from Pepperdine University.
Dr. Bruce L.A. Carter has been a Director of QLT since November 2006. Dr. Carter is Chairman of the Board and Chief Executive Officer of ZymoGenetics, a biopharmaceutical company in Seattle, Washington. Dr. Carter was appointed Chairman of the Board in April 2005 and has been ZymoGenetics’ Chief Executive Officer since April 1998. Dr. Carter first joined ZymoGenetics in 1986 as Vice President of Research and Development. In 1994, he was chosen as Corporate Executive Vice President and Chief Scientific Officer for Novo Nordisk A/S, the former parent company of ZymoGenetics. He was elected to the board of ZymoGenetics in 1987 and was appointed Chairman of the Board and President of that company in 1998. Dr. Carter held the title of President until July, 2007. Dr. Carter led the negotiations that established ZymoGenetics as an independent company from Novo Nordisk in 2000. Dr. Carter held various positions of increasing responsibility at G.D. Searle & Co., Ltd. from 1982 to 1986 and was a lecturer at Trinity College, University of Dublin from 1975 to 1982. Dr. Carter is also a director of Renovis, Inc. (a biotechnology company) and the Global Alliance for TB Drug Development (a not-for-profit product development partnership). Dr. Carter received a B.Sc. with Honors in Botany from the University of Nottingham, England, and a Ph.D. in Microbiology from Queen Elizabeth College, University of London.
C. Boyd Clarke has been a Director of QLT since 2003 and was appointed as Chairman of the Board in February 2006. Since September 2007, Mr. Clarke has been a venture advisor to ProQuest Investments, a healthcare venture capital firm. From March 2002 to May 2006, Mr. Clarke was President and Chief Executive Officer of Neose Technologies, Inc., a U.S. publicly listed biotechnology company focused on the development of protein therapeutics. Mr. Clarke served on the board of directors of Neose from 2002 to May 2007. From December 1999 through March 2002, Mr. Clarke was President and Chief Executive Officer of Aviron, Inc., a biotechnology company developing vaccines, which was acquired by MedImmune, Inc., and was also Chairman from January 2001 through March 2002. From 1998 through 1999, Mr. Clarke was Chief Executive Officer and President of U.S. Bioscience, Inc., also a biotechnology company focused on products to treat cancer, which was also acquired by MedImmune. Mr. Clarke served as President and Chief Operating Officer of U.S. Bioscience, Inc. from 1996 to 1998. From 1977 to 1996, Mr. Clarke held a number of positions at Merck & Co., Inc., including being the first President of Pasteur-Merieux MSD, and most recently as Vice President of Merck Vaccines. Mr. Clarke was formerly a director of the Biotechnology Industry Association. He is also a director of Rib-X Pharmaceuticals (a private biotechnology company) and he is Chairman of the Board of Mersana

Therapeutics, Inc. (a private biotechnology company). Mr. Clarke has a Bachelor of Science in biochemistry and a Master of Arts in History from the University of Calgary.
Peter A. Crossgrove has been a Director of QLT since 1990. From 1997 to April 2005, Mr. Crossgrove was the Chairman of Masonite International Corporation (formerly Premdor Inc., a door and industrial products manufacturing company which was acquired on March 31, 2005 by Stile Acquisition Corp.). Mr. Crossgrove is a director of Barrick Gold Corporation (a mining company), West Timmins Mining Inc. (a mining company), Excellon Resources Inc. (a mining company) and is a trustee of Dundee Real Estate Investment Trust (a real estate trust). Mr. Crossgrove is also Chairman of Cancer Care Ontario, is a recipient of the Queen’s Golden Jubilee medal and was appointed to the Order of Canada in 2004. Mr. Crossgrove holds a Bachelor of Commerce from McGill University and Concordia University, an M.B.A. from the University of Western Ontario and was a Sloan Fellow in the Doctoral Program at Harvard Business School.
Dr. Ian J. Massey has been a Director of QLT since June 2006. Dr. Massey is a senior pharmaceutical executive with experience in all phases of the drug discovery and development process. In 2006, Dr. Massey joined Sysnosis Therapeutics, Inc. as its President and Chief Executive Officer. From 2002 to 2006, Dr. Massey was the Senior Vice President, and Head of Research and Preclinical Development, at Roche Palo Alto. From 1995 to 2002, Dr. Massey held positions of increasing responsibility at Roche Bioscience including Senior Vice President, Head of Neurobiology Business Unit and Central Research & Development and Vice President and Director of Preclinical Research and Development. Prior to joining Roche, Dr. Massey was at Syntex Research for over 15 years where he held a number of senior positions, culminating in the position of Vice President and Director, Institute of Analytical Research. Dr. Massey has a D. Phil. degree in Organic Chemistry from the University of Oxford, England, a M.A. in Organic/Natural Product Chemistry and a B.A. in Chemistry.
L. Jack Wood has been a Director of QLT since 2001. From 1992 to 2004, Mr. Wood worked with CSL Limited, an Australian healthcare company listed on the Australian Stock Exchange. Prior to joining CSL, Mr. Wood was the President and Chief Executive Officer of Exogene Corporation (a biotechnology company). From 1988 to 1990, Mr. Wood was Senior Vice President of BioResponse Corporation, a biotechnology company sold to Baxter Healthcare Corporation. From 1980 to 1988, Mr. Wood worked for Bayer Corporation (a healthcare company) as a Vice President and General Manager for Europe, the Middle East and Africa. From 1963 to 1980, Mr. Wood held a series of operating and general management positions with Baxter Healthcare Corporation.
Vote Required and Board of Directors’ Recommendation
Director nominees will be elected by a plurality of the votes cast at the Annual Meeting. This means that the six nominees with the highest number of affirmative votes cast at the Annual Meeting will be elected as Directors. You may choose to vote, or withhold your vote, separately for each nominee. Proxies cannot be voted for more than six nominees for election to the Board.
The Board of Directors recommends that shareholders vote “FOR” the election of all six nominees for Director. The proxyholders intend to vote the shares represented by proxies “FOR” the election of the six nominees named in the Instrument of Proxy unless authority to vote for those persons is withheld.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the shares of our common stock beneficially owned by (1) each of our Directors and director nominees, (2) the named executive officers listed in the Summary Compensation Table below, (3) all of our Directors, director nominees and executive officers as a group, and (4) all persons known by us to beneficially own more than 5% of our outstanding voting stock. We have determined the beneficial ownership shown on this table in accordance with the rules of the SEC and the applicable Canadian securities regulators. Under those rules, shares are considered beneficially owned if held by the person indicated, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such security. Except as otherwise indicated in the accompanying footnotes, beneficial ownership is shown as of April 1, 2008.

	Amount and Nature of Beneficial Ownership
		Shares for
		Which
		Beneficial
		Ownership		Total Beneficial
		Can Be		Ownership
	Shares	Acquired	Number	Number	Percent
	Beneficially	Within 60	of	of	of
Name of Beneficial Owner	Owned	Days(1)	DSUs(2)	Shares	Class(3)
Robert L. Butchofsky	74,847	529,445	—	604,292	*
Bruce Carter	—	—	6,250	6,250	*
C. Boyd Clarke	27,000	20,500	23,750	71,250	*
Peter A. Crossgrove	22,000	10,000	15,625	47,625	*
Alain H. Curaudeau	—	—	—	—	*
Philip B. Livingston	10,000	—	2,500	12,500	*
Linda Lupini	500	139,445	—	139,945	*
Alexander R. Lussow	—	57,778	—	57,778	*
Ian J. Massey	8,950	—	6,875	15,825	*
Alan C. Mendelson	16,000	10,000	15,625	41,625	*
Cameron R. Nelson	12,000	163,400	—	175,400	*
Richard R. Vietor	5,448	81,162	15,625	102,235	*
L. Jack Wood	25,000	10,000	15,625	50,625	*
All directors, nominees and executive officers as a group (13 persons)	201,745	1,021,730	101,875	1,325,350	1.8%
Axial Capital Management, LLC(4)	4,563,292	—	—	4,563,292	6.12%
Columbia Wanger Asset Management, L.P.(5)	6,255,000	—	—	6,255,000	8.38%
Galleon Management, L.P.(6)	9,714,352	—	—	9,714,352	13.02%
Mackenzie Financial Corporation(7)	13,238,305	—	—	13,238,305	17.74%
Renaissance Technologies LLC(8)	4,573,753	—	—	4,573,753	6.13%

*	Represents less than 1%.

(1)	Indicates common shares that may be acquired upon exercise of outstanding options on May 31, 2008 by the persons named in the table above and by all Directors and executive officers as a group, except where otherwise described in the Notes to the above table.

(2)	DSUs are payable only in cash. The number of DSU’s represented in this table consists of DSU’s that will be vested as of May 31, 2008, except in the case of Messrs. Livingston, Mendelson and Vietor for which the number of DSU’s represents DSU’s vested as of March 14, 2008, the date of the Annual Meeting and completion of the term of office as director. A description of the DSUs is set out above under the heading “Compensation of Directors.”

(3)	Percentage ownership of QLT common shares is based on 74,620,328 common shares of QLT outstanding on April 1, 2008.

(4)	Beneficial ownership is as of December 31, 2007, as reflected in a statement on Schedule 13F filed by Axial Capital Management, LLC with the SEC on February 14, 2008. Based on information contained in the Schedule 13F: (i) Axial Capital Management, LLC, Marc Andersen, and Eliav Assouline each are deemed the beneficial owner of 4,563,292 shares of our common stock, (ii) the business address of Axial Capital Management, LLC, Marc Andersen and Eliav Assouline is 101 Park Avenue, 48th Floor, New York, New York 10178, and (iii) Axial Capital Management, LLC, Marc Andersen and Eliav Assouline have shared power to dispose of, and shared power to vote or direct the voting of, the 4,563,292 shares owned.

(5)	Beneficial ownership is as of December 31, 2007, as reflected in a statement on Schedule 13F filed by Columbia Wanger Asset Management, L.P. with the SEC on February 1, 2008. Based on information contained in the Schedule 13F: (i) Columbia Wanger Asset Management, L.P. is the beneficial owner of 6,255,000 shares of our common stock, (ii) the business address of Columbia Wanger Asset Management, L.P. is 277 West Monroe Street, Suite 3000, Chicago, Illinois 60606, and (iii) Columbia Wanger Asset Management, L.P. has the sole power to dispose of, and the sole power to vote or direct the voting of, the 6,255,000 shares owned.

(6)	Beneficial ownership is as of December 31, 2007, as reflected in a statement on Schedule 13G filed by Galleon Management, L.P., Galleon Captain’s Offshore, LTD and Raj Rajaratnam with the SEC on February 11, 2008. Based on information contained in the Schedule 13G: (i) Galleon Management, L.P. and Raj Rajaratnam beneficially own 9,714,352 shares of our common stock and Galleon Captain’s Offshore, LTD beneficially owns 4,685,593 shares of our common stock, (ii) the business address for each is Galleon Management, L.P., 590 Madison Avenue, 34th Floor, New

York, New York 10022, and (iii) Galleon Management, L.P. and Raj Rajaratnam have shared power to dispose of, and shared power to vote or direct the voting of, 9,714,352 shares and Galleon Captain’s Offshore, LTD has shared power to dispose of, and shared power to vote or direct the voting of, 4,685,593 shares.

(7)	Beneficial ownership is as of January 31, 2008, as reflected in a statement on Schedule 13G filed by Mackenzie Financial Corporation (“Mackenzie”) with the SEC on February 8, 2008. Based on information contained in the Schedule 13G: (i) Mackenzie is the beneficial owner of 13,238,305 shares of our common stock, (ii) Mackenzie has its principal business office at 150 Bloor Street West, Suite M111, Toronto, Ontario, Canada, M5S 3B5, and (iii) Mackenzie has the sole power to dispose of, and to vote or direct the voting of, the 13,238,305 shares owned.

(8)	Beneficial ownership is as of December 31, 2007, as reflected in a statement on Schedule 13G filed by Renaissance Technologies LLC (“Renaissance”) and Dr. James H. Simons with the SEC on February 12, 2008. Based on the information contained in the Schedule 13G: (i) Dr. Simons is deemed a control person of Renaissance and therefore may be deemed to be the beneficial owner of the shares held by Renaissance, (ii) Renaissance and Dr. Simons are the beneficial owner of 4,573,753 shares of our common stock, (iii) the principal business address of Renaissance and Dr. Simons is 800 Third Avenue, New York, New York, 10022, (iv) Renaissance and Dr. Simons have the sole power to dispose of the 4,573,753 shares owned, and (v) Renaissance and Dr. Simons have the sole power to vote or direct the voting of the 4,573,753 shares owned.
For additional information on our equity compensation plans, and our common shares that may be issued upon the exercise of options, warrants and other rights granted to employees, consultants or Directors under all of our existing equity compensation plans, see our Annual Report on Form 10-K which is available on our web site at www.qltinc.com, SEDAR at www.sedar.com and EDGAR at www.sec.gov.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
     Overview. We are engaged in a highly specialized and competitive industry. Success in this environment requires talented and motivated executives. The goal of our executive compensation program is to attract, retain and motivate executives and reward business successes that have the potential to increase shareholder value. The Executive Compensation Committee, which is composed of independent members of the Board, is responsible for implementing our executive compensation program and establishing corporate and individual performance objectives that reward executives when those objectives are met. In considering executive compensation, the Executive Compensation Committee ensures that our total compensation program is competitive, supports our overall strategy and objectives, and reflects both risk and reward for our executive officers.
     The Executive Compensation Committee obtains information from a number of sources, including North American surveys and reports on executive compensation in the biotechnology industry, as well as internally generated reports of executive compensation practices of a sub-group consisting of profitable biotechnology companies. To assist with its evaluation of executive compensation, the Executive Compensation Committee has the authority to retain and terminate independent compensation consultants. To ensure that the Executive Compensation Committee continues to benefit from independent, expert compensation advice, in early 2006, the Executive Compensation Committee obtained the advice of Towers Perrin, an independent, internationally recognized human resources and compensation consulting firm with regard to current market practice for incentive compensation and retention-based incentives. Towers Perrin also provided advice relating to Directors’ compensation, but did not perform any other work for QLT during 2006. In addition, in early 2007 the Executive Compensation Committee engaged Radford, an international consulting group that focuses on the compensation issues facing technology and life sciences companies, to conduct an overall review of all aspects of executive compensation at QLT and to also review non-executive employee compensation practices. Radford also provided advice relating to our Directors’ compensation for 2007, but did not perform any other work for QLT during 2007.

     Basic Principles. At the foundation of the Executive Compensation Committee’s strategy is the principle that there should be both consequences for underperformance and incentives for outstanding performance. This is achieved through a compensation program that emphasizes fixed and variable components which make up the “pay mix” for each executive officer.
Prior to 2006, our compensation strategy targeted each component of the total compensation amount to fall between the 50th and the 75th percentile of its comparator group. In 2006, and continuing into 2007, the Executive Compensation Committee decided to focus compensation closer to the lower end, or 50th percentile, of our comparator group as we continued to move towards reducing our overall costs and as we reduced the overall number of our employees. The comparator group used by the Executive Compensation Committee in 2006 for compensation purposes were those companies or corporate divisions in the Radford Global Life Sciences Survey of biotechnology and life-sciences entities having between 150 to 499 employees (the “2006 Peer Survey”). The 2006 Peer Survey consisted of 114 companies or corporate divisions based in the United States, a substantial number of which are included in the NASDAQ Biotechnology Index. The Executive Compensation Committee periodically adjusts our comparator group so that QLT compares itself with similarly sized companies (determined according to the number of employees). As a result of the restructurings that occurred in 2006, the Executive Compensation Committee adjusted the comparator group for 2007 to a smaller group of 21 biotechnology public companies located primarily on the West Coast of North America comparable to QLT based on a number of factors, including number of employees, revenues and stage of product pipeline.
There are two major elements to our executive compensation. They are:
•	Base salary; and
•	Pay-at-Risk Compensation, consisting of:
•	variable performance-based compensation, consisting of annual cash bonuses based on a comparison of individual and corporate performance to pre-set goals and objectives; and

•	performance-based equity compensation, consisting of annual grants of long-term stock options.
In addition, our executives are eligible to participate in the benefit plans generally available to all our employees.
As described below, in 2007 the Executive Compensation Committee reinforced its efforts to shift compensation to that of pay-for-performance. This was done by continuing to limit non-promotion base salary increases in 2007, enhancing the performance-based equity compensation and rewarding corporate and individual achievement through the annual cash-incentive compensation program.
     Determining Compensation
     Base Salary. In determining whether to increase the base salary for a particular executive officer, the Executive Compensation Committee considers the results of each executive officer’s individual annual performance review described below, comparative survey data for equivalent executive positions in our comparator group, along with the other elements of compensation received by our executive officers.
As the number of our employees decreased from 2005 to 2007, the group to which we compared ourselves changed. As discussed above, in 2006 we used the Peer Survey Group described above in which we compared ourselves to other biotechnology and life sciences companies in the same range as us in terms of numbers of employees. For 2007, the Executive Compensation Committee adjusted the comparator group to a smaller group of biotechnology companies located primarily on the West Coast of North America comparable to QLT based on a number of factors, including number of employees, revenues and stage of product pipeline. As a strategy to align our salary levels to those of our comparators and to shift our executive officer compensation from the 50th to 75th percentiles of the comparator group towards the 50th percentile of that new comparator group in fiscal 2006, the Executive Compensation Committee decided that increases in salaries for our executive officers will be carefully scrutinized and will be allowed only in connection with promotions and when determined to be reasonably necessary for retention. This strategy continued through 2007.
In keeping with a philosophy of pay-for-performance, and to counter the potential negative perception among the general employee population due to the limited salary increases during 2007, our President and Chief Executive Officer, Mr. Butchofsky, believed it was appropriate for him to set an example and personally take a 10% base salary cut for 2007. Our President and Chief Executive Officer proposed this measure with the expectation that this would enhance employee morale. The President and Chief Executive Officer base salary cut was discussed with, and approved by, the Executive Compensation Committee in April 2007. The President and Chief Executive Officer’s 10% base salary cut has continued into 2008.
     Pay-at-Risk Compensation. We have always had a compensation philosophy that includes a pay-at-risk component. The annual cash incentive bonus represents income at risk — it is only paid if and to the extent certain goals and objectives are met, with minimum performance thresholds required to earn any incentive compensation, as well as maximum payouts geared towards rewarding extraordinary performance, the terms of which are defined in identified “stretch” (or extraordinary) goals. The annual cash incentive compensation that each executive officer was eligible to receive for 2007 was based on a pre-determined target percentage of the base salary for each executive officer (determined in accordance with practices within the applicable comparator group) and varied by position among the executive officers as follows:

		Range of Possible
	Target Bonus	Bonus Payment	Weighting between
	(as a % of base	(as a % of base	Corporate and
Level	salary)	salary)	Individual Goals
Chief Executive Officer	50%	0 - 100%	100% Corporate
Chief Financial Officer and all Senior Vice Presidents	45%	0 - 90%	75% Corporate/25% Individual
Vice President who are Executive Officers	40%	0 - 80%	75% Corporate/25% Individual
     Establishing Goals
     Individual Goals. The annual individual goals are primarily objective and measurable and relate to the individual executive officer’s area of responsibility. They are designed to facilitate the achievement of our corporate goals. It is possible for an executive officer to attain between 0% and 200% of his or her individual goals depending on performance, although the Executive Compensation Committee has the discretion to recognize additional factors and award bonuses outside of this range. The extent to which those individual goals have been achieved or exceeded is determined largely from the annual performance recommendations prepared by the President and Chief Executive Officer, and approved by the Executive Compensation Committee, for each of the other executive officers. Cash incentive compensation for the President and Chief Executive Officer is determined based solely on achievement of corporate goals as approved by the Board, not individual goals.

     Corporate Goals. In early 2007, on the recommendation of the Executive Compensation Committee, the Board approved specific corporate goals for us to achieve. The corporate goals for 2007, and our assessment of how successful we were in attaining those goals, are described below.
The Executive Compensation Committee recommended, and the Board set, the following high-level goals and the relative weighting for each goal for QLT for 2007. The relative weighting between corporate and individual goals is competitive within our peer group and supports our compensation strategy. The goals are intended to be difficult to attain, yet achievable. Achievements from prior years and industry trends assist the Executive Compensation Committee in determining realistic but challenging goals for each year.
•	Growth Strategy: 50% — Based on our ability to build and advance our product pipeline and research in our core area of focus, ocular diseases, and in our additional core area of focus, dermatological diseases;
•	Income Optimization Strategy: 33% — Based on the achievement of prescribed earnings per share target, total sales for Visudyne® and Eligard® and undertaking specified initiatives;
•	Asset Divestiture: 7% — Based on the achievement of certain asset divestitures and out-licensing; and
•	High Performance Culture: 10% — Based on our ability to support a high performance culture through retaining high performing key employees, and hiring key senior research and development employees and advisory board members.
To reflect the relative value of each achievement to the resulting value for QLT and our shareholders, within each goal, the Executive Compensation Committee set out criteria that must be reached for the goal to be met or exceeded (stretch goals). The Executive Compensation Committee did not modify any performance targets during 2007 to reflect changes in financial budgets or goals upon which the target objectives were dependant.
After each fiscal year, our President and Chief Executive Officer presents a recommendation to the Executive Compensation Committee for performance bonus payments based on the results achieved as compared to targets established for that fiscal year. The Executive Compensation Committee has the discretion to award the amount corresponding to that level of achievement, or to modify the award payable if it believes a modification would be in the best interests of QLT and its shareholders.
In early 2008, the Executive Compensation Committee considered at length the performance of QLT relative to the previously set corporate objectives for 2007. In evaluating our performance to the goals established for 2007, the Executive Compensation Committee recognized that 2007 was a difficult year for QLT, and that, despite significant efforts of the management team to accomplish the corporate goals, the 2007 corporate performance rating was below expectations due to a failure to achieve certain objectives, including those relating to Visudyne sales, non-GAAP earnings per share and completion of asset divestitures, and the consequent deterioration of QLT’s market capitalization. The Executive Compensation Committee ultimately determined that QLT achieved 65% of its corporate goals. The following chart illustrates the level of achievement of the 2007 corporate goals:

Goal	Target %	Actual %
Growth Strategy	50	38
Income Optimization Strategy	33	15
Asset Divestiture	7	3
High Performance Culture	10	9
Total	100%	65%

For 2008, the Board approved the following recommendation of the Executive Compensation Committee for corporate goals:

Goal	Target %
Asset Divestitures	35%
Punctal Plug Development	30%
Visudyne Radical Trial	15%
Lemuteporfin (LFI/LTS) Development	10%
Business Efficiencies and Expense Management	10%
Total	100%
The Asset Divestitures goal relates to achieving specified asset divestiture goals relating to divestment of QLT USA, Inc. assets (Atrigel® drug delivery system, Eligard® product line, and Aczone™) and the building and land from the Vancouver headquarters, based upon gross proceeds. The punctal plug development and Lemuteporfin (LFI/LTS) development goals focus on our achievement of specified milestones related to clinical development and product research and development. The Visudyne Radical Trial goal relates to the achievement of specified milestones related to progress and successful results of our Radical clinical trial. The Business Efficiencies and Expense Management goal relates to our ability to streamline the operating business in Vancouver in line with a smaller organization including: reducing business systems burden; streamlining processes and procedures leading to cost efficiencies and becoming a more entrepreneurial culture; and generating target savings from budget including savings derived from reduction in administrative functions.
     Analysis of Named Executive Officers Compensation and Goals
President and Chief Executive Officer. In early 2006, the Executive Compensation Committee recommended and the Board approved a base salary for Mr. Butchofsky of $481,481 (CAD$546,000) with a target bonus of 50% of his base salary. As previously discussed, Mr. Butchofsky’s base salary was voluntarily cut by 10% in 2007 in an effort to enhance employee morale. In setting Mr. Butchofsky’s compensation, the Executive Compensation Committee considered his experience and responsibilities and placed his compensation at approximately the 50th percentile of Chief Executive Officer compensation for similarly sized companies in our comparator group according to the Radford CEO compensation survey.
     Our President and Chief Executive Officer has no individual goals and our corporate goals determine our President and Chief Executive Officer’s bonus. As noted above, the Executive Compensation Committee determined that QLT achieved 65% of its corporate goals for 2007. In addition, the Executive Compensation Committee determined that the individual members of the management team had performed successfully against most of their individual goals set for 2007 as described below. However, the Company’s stock price did not perform well in 2007, falling from $8.46 per share at December 31, 2006 to $4.42 per share at December 31, 2007. In light of this disappointment, Mr. Butchofsky, our President and Chief Executive Officer, recommended that he receive no bonus for 2007, which otherwise would have provided for a payment of $148,784. The Executive Compensation Committee accepted this recommendation, but in an effort to provide additional incentives for 2008, Mr. Butchofsky will have the opportunity to “earn back” the 2007 bonus through eligibility for an additional cash bonus with a target of 35% of his base salary, based solely on the achievement of the 2008 Asset Divestitures goal described above.
     Chief Financial Officer. In early 2007, the following individual goals were established for Mr. Nelson: (i) maintain Sarbanes-Oxley compliance for QLT and its subsidiaries; (ii) streamline processes in finance and accounting departments; (iii) complete separation of operations following the divestment of the generic dermatology and dental businesses to Tolmar, Inc. in December 2006; (iv) enhance investor relations role; (v) complete QLT USA transfer to QLT accounting system; and (vi) accomplish certain personal professional development goals. Mr. Nelson was determined to have met or partially met each of these goals, to achieve, overall by percentage, 80% of his individual goals for 2007. Based upon the achievement of the corporate goals and his individual goals, and the relative weighting between them (75% dependant upon corporate goal achievement; 25% dependant upon individual goal achievement), Mr. Nelson was awarded a cash incentive compensation amount for 2007 equal to $98,355, which represented in the aggregate 69% of overall target.
     Senior Vice President, Portfolio and Project Management. In early 2007, the following individual goals were established for Mr. Curaudeau: (i) provide oversight of research and development functions to advance our research and development pipeline; (ii) provide support of commercial product objectives; and (iii) fulfil the responsibilities formally undertaken by our chief medical officer pending recruitment of a new chief medical officer. After considering the recommendation of the President and Chief Executive Officer, the Executive Compensation Committee determined that Mr. Curaudeau met 75% of his individual goals for 2007. Based upon the achievement of the corporate goals and his individual goals, and the relative weighting between them (75% dependant upon corporate goal achievement; 25% dependant upon individual goal achievement), Mr. Curaudeau was awarded a cash incentive compensation amount for 2007 equal to $107,757, which represented in the aggregate 68% of overall target.
     Senior Vice President, Human Resources and Organizational Development. In early 2007, the following individual goals were established for Ms. Lupini: (i) consolidation of space and resources following the 2006 restructure; (ii) sub-lease excess space at Vancouver headquarters; (iii) obtain comprehensive employee, director and executive compensation review; (iv) initiate lower management discussion forum; and (v) achieve specified key hires and retention of specified key employees. Ms. Lupini also had one additional goal related to organizing a restructure and reduction in force in 2007. This was completed in 2007 but ultimately the restructure occurred in 2008. Ms. Lupini was assessed as having met or partially met all of those goals, to achieve, overall by percentage, 85% of her individual goals for 2007. Based upon the achievement of the corporate goals and her individual goals, and the relative weighting between them (75% dependant upon corporate goal achievement; 25% dependant upon individual goal achievement), Ms. Lupini was awarded a cash incentive compensation amount for 2007 equal to $83,958, which represented in the aggregate 70% of overall target.
     Vice President, Business Development. In early 2007, the following individual goals were established for Mr. Lussow: (i) build and advance our ocular pipeline, including through execution of a significant acquisition by QLT; (ii) initiate divestment of the Atrigel® drug delivery system; (iii) initiate and organize a bidding process for divestment of Aczone™; and (iv) prepare for and attend an ocular education session. With the exception of the final goal, which during 2007 was ultimately determined by management to not be necessary or advisable, Mr. Lussow was assessed as having met or partially met all of those goals, to achieve, overall by percentage, 85% of his individual goals for 2007. Based upon the achievement of the corporate goals and his individual goals, and the relative weighting between them (75% dependant upon corporate goal achievement; 25% dependant upon individual goal achievement), Mr. Lussow was awarded a cash incentive compensation amount for 2007 equal to $81,151, which represented in the aggregate 70% of overall target.
     Equity Grants Policy. Equity compensation represents a significant portion of executive total compensation at QLT. The amount and type of equity awards are intended to align our executives’ interests with shareholder interests, increasing executive compensation derived from sustained increases in the value of our common stock. In setting the equity compensation levels of our executive officers, the Executive Compensation Committee considers the recent prior grants of stock options to the executive officers, the level of responsibility that the executive officer has in QLT, the performance of the executive officer in the year, the ability of stock options to retain executive officers and any pre-existing contractual obligations that we may have to that executive officer with respect to minimum annual stock option grants.
Effective for 2007, our Board approved a policy for granting equity awards. Pursuant to the equity grant policy, and as was our practice in the past, only our Board or the Executive Compensation Committee are authorized to grant equity awards and, except in the case of awards for new hires, equity awards will be decided once a year at a regularly scheduled meeting. The exercise price of stock options granted in accordance with the equity grant policy must have an exercise price not lower than the closing price of our common stock on the grant date (if the grant is made after the close of the market on that day), or the closing price on the day immediately prior to the grant date (if the grant is made prior to or during trading hours). The terms of any awards will be communicated as soon as administratively practicable after the approval of the grants.
All options issued to our executive officers during 2006 and 2007 are exercisable for a term of five years and vest in 36 equal monthly installments. In addition, in the event an executive officer’s employment is terminated without cause (other than due to a change of control), 50% of the options then unvested will automatically vest. Whether or not the executive officer’s employment with us continues, 100% of the then unvested options will vest upon the occurrence of a change of control of QLT. The terms provide our executives with certain financial security that enhances our ability to attract and retain key employees. Although no longer the predominant practice in the industry, monthly vesting, in our view, continues to provide a balance between ongoing incentives and longer term retention.
In early 2006, QLT underwent the first of two progressive restructuring and refocusing initiatives. The Executive Compensation Committee wanted to ensure retention of executive officers during this challenging period, and so commissioned a detailed analysis of our compensation structure and its relative competitive position within the industry as well as market practices with respect to the design and level of retention awards. As a result of that study, and in consultation with Towers Perrin, the Board, on the recommendation of the Executive Compensation Committee authorized an enhanced stock option grant to executive officers. The Executive Compensation Committee and the Board considered the number and value of stock options previously granted to the executive officers and determined that a grant of stock options equivalent in size to that which the executive officers might receive as “signing options” was appropriate to provide a long-term retention incentive.
We currently maintain four equity compensation plans which provide for the issuance of common shares to employees, officers and Directors, all of which have been approved by the shareholders, namely the 1998 Incentive Stock Option Plan, the 2000 Incentive Stock Option Plan, the 1987 Atrix Performance Stock Option Plan and the 2000 Atrix Performance Stock Option Plan. Options are meant to directly link each executive officer compensation to value creation for shareholders, given the amount (if any) each executive ultimately realizes from the options depends solely on the increase in value of our stock from the date of grant through the date of exercise.
Pursuant to the terms of each of our plans, the exercise price of options granted will be determined by the Executive Compensation Committee, but will in no event be less than the fair market value of our common shares immediately preceding the grant. As such, the exercise price for options granted under all of our plans is the closing price on the TSX (for options issued under the 1998 Incentive Stock Option Plan and the 2000 Incentive Stock Option Plan) or NASDAQ (for options issued to employees of QLT USA under the 1987 Atrix Performance Stock Option Plan and the 2000 Atrix Performance Stock Option Plan) immediately preceding the grant. All current option grants have a five-year term and vest in monthly installments over 36 months, subject to such altered vesting schedules as the Executive

Compensation Committee or our Board may determine. For senior managers, executive officers and directors, 50% of any unvested options vest on the termination of employment without cause, and 100% of unvested options vest on the occurrence of a change of control.
     Tax Deductibility. Section 162(m) of the U.S. Internal Revenue Code limits the deductibility of compensation in excess of US$ 1 million in cash compensation paid to the named executive officers unless certain specific criteria are satisfied. As all our executives received less than US$1 million in cash compensation in fiscal 2007, we do not expect the 162(m) limits to have any impact on our ability to deduct compensation paid to our named executive officers.
Compensation of Executive Officers
The following table summarizes total compensation for the 2007 and 2006 fiscal years earned by our principal executive officer, our principal financial officer, and the three other most highly compensated executive officers who were serving as executive officers at the end of 2007. The executive officers named in the table below are referred to in this Proxy Statement as the “named executive officers.”
Summary Compensation Table

								Change in
								Pension Value
								and
								Nonqualified
					Stock	Option	Non-Equity	Deferred	All Other
Name and Principal		Salary(1)	Bonus		Awards	Award(2)	Incentive Plan	Compensation	Compensation	Total
Position	Year	(US$)	(US$)		(US$)	(US$)	Compensation (US$)	Earnings	(US$)(3)	(US$)
Robert L. Butchofsky(4)	2007	$457,798	—		—	$529,992	—	—	$8,385	$996,175
President and Chief Executive Officer	2006	$481,481	—		—	$467,723	$192,593	—	$7,275	$1,149,072
Cameron R. Nelson	2007	$317,915	—		—	$203,621	$98,355	—	$8,385	$628,276
Vice President, Finance and	2006	$300,926	—		—	$152,277	$113,750	—	$7,790	$574,743
Chief Financial Officer
Alain H. Curaudeau(5)	2007	$354,755	—		—	$177,308	$107,757	—	$8,385	$648,205
Senior Vice President,	2006	$335,797	$26,455	(6)	—	$172,490	$114,171	—	$7,275	$656,188
Portfolio and Project Management
Linda M. Lupini	2007	$266,534	—		—	$167,934	$83,958	—	$26,454 (9)	$544,880
Senior Vice President,	2006	$252,291	—		—	$174,281	$85,779	—	$7,275	$519,626
Human Resources and Organizational Development
Alexander R. Lussow	2007	$289,827	$13,974	(8)	—	$83,279	$81,151	—	$12,421	$480,652
Vice President, Business	2006	$103,064 (7)	$39,683	(8)	—	$25,783	$35,190	—	$1,816	$205,536
Development

*	Note: where amounts shown were paid or priced in Canadian dollars, amounts for 2007 set out in the Summary Compensation Table represent the U.S. dollar equivalent to those amounts converted using an average of 2007 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$1.0734. Amounts for 2006 were converted using an average of 2006 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$1.1340.

(1)	Annual salaries were paid in Canadian dollars but are stated here in U.S. dollars. Annual salaries for each named executive officer other than Robert L. Butchofsky were constant in Canadian dollars from 2006 to 2007. The higher figures reflected above for 2007 annual salaries are solely due to the change in the Canadian to U.S. dollar exchange rates during each year. Mr. Butchofsky’s annual salary for 2007 reflects his voluntary 10% base salary pay cut from 2006. See Compensation Discussion and Analysis.

(2)	Option award valuation assumptions under SFAS 123R are disclosed within the Company’s Annual Report on Form 10-K under Note 14 to the Consolidated Financial Statements for fiscal 2007. Figures indicated in the table exclude forfeiture considerations.

(3)	The amount represents matching contribution under QLT’s registered retirement savings matching program.

(4)	Despite QLT achieving 65% of its corporate goals for 2007, Mr. Butchofsky recommended that he receive no bonus for 2007, which otherwise would have provided for a payment of $148,784. See Analysis of Named Executive Officers Compensation and Goals.

(5)	Mr. Curaudeau’s last day of employment with QLT was February 29, 2008.

(6)	Mr. Curaudeau received a one-time bonus of $26,455 (CAD$30,000) to compensate him for the additional duties and responsibilities assumed during 2006 pending our recruitment of a chief medical officer.

(7)	Mr. Lussow joined QLT as Vice President, Business Development in July, 2006. This figure represents the pro-rated annual salary for Mr. Lussow in 2006.

(8)	Under the terms of Mr. Lussow’s employment agreement, Mr. Lussow received a home relocation bonus for relocating to Vancouver, the terms of which provided for specified payments (paid in 2006 and in 2007 above) upon the occurrence of certain events.

(9)	$18,069 of this figure represents the amount paid by the Company for an educational program attended by Ms. Lupini in 2007. These tuition fees were paid directly to the educational institution.
Grants of Plan Based Awards for the Fiscal Year Ended December 31, 2007
     The following table provides certain information concerning each grant of an award made to a named executive officer in fiscal 2007.

						All
				Estimated		Other	All Other
			Number	Future	Estimated	Stock	Option
			of Non-	Payouts	Future	Awards:	Awards:	Exercise		Grant Date
			Equity	Under	Payouts	Number of	Number of	or Base	Closing	Fair Value
			Incentive	Non-Equity	Under	Shares of	Securities	Price of	Price on	of Stock
			Units	Incentive	Equity	Stock or	Underlying	Option	Grant Date	and Option
	Grant	Approval	Granted	Plan	Incentive	Units	Options	Awards	(US$/Sh)	Awards
Name	Date	Date	(#)	Awards	Plan Awards	(#)	(#)	(US$/Sh)(1)	(1)	(US$/)(2)
Robert L. Butchofsky	05/17/07	05/17/07	—	—	—	—	250,000	$7.90	$7.90	$625,932
Cameron R. Nelson	05/17/07	05/17/07	—	—	—	—	90,000	$7.90	$7.90	$225,335
Alain H. Curaudeau	05/17/07	05/17/07	—	—	—	—	90,000	$7.90	$7.90	$225,335
Linda M. Lupini	05/17/07	05/17/07	—	—	—	—	75,000	$7.90	$7.90	$187,779
Alexander R. Lussow	05/17/07	05/17/07	—	—	—	—	45,000	$7.90	$7.90	$112,668

(1)	Under the terms of our stock option plan and the applicable TSX requirements, options are priced at the closing price immediately prior to the time of grant. The grant of options on May 17, 2007 was approved by the Board after trading hours on that day. As a result, in accordance with our stock option plan and the TSX requirements, the exercise price of the option was determined by reference to the closing price of our shares on the TSX immediately preceding the grant, being the closing price of our shares on the TSX on that day of May 17, 2007 which was CDN$8.48 (which converts to US$7.90 per share). Where indicated, options were granted/priced in Canadian dollars but have been converted to US dollars for disclosure purposes using an average of 2007 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$1.0734.

(2)	Option award valuation assumptions under SFAS 123R are disclosed within the Company’s annual report on Form 10-K under Note 14 to the Consolidated Financial Statements for fiscal 2007. Figures indicated in the table exclude forfeiture considerations.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Each of our named executive officers has a written employment agreement setting forth the material terms of their employment.
The employment agreements with our named executive officers are described in more detail below under the heading “Employment and Other Arrangements.” Under their employment agreements, those executive officers receive annual base salaries at amounts not less than the amounts specified in the Summary Compensation Table, which may be adjusted from time to time. Each of these employment agreements provides for the potential payment of performance bonuses, option awards and other benefits as described in the Summary Compensation Table and below. Potential severance payments in the event of the resignation or termination of each of the executive officers is also set out in employment or change of control agreements with each executive officer, and are described below under the heading “Post-Employment Compensation — Severance and Change of Control Arrangements.”

Outstanding Equity Awards at 2007 Fiscal Year-End Table
The following table provides information concerning unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of the 2007 fiscal year.

	Option Awards					Stock Awards
			Equity			Number of		Equity Incentive
			Incentive			Shares		Plan Awards:	Equity Incentive
			Plan Awards:			or	Market Value	Number of	Plan awards:
	Number of	Number of	Number of			Units of	of Shares	Unearned	Market or
	Securities	Securities	Securities			Stock	or Units	Shares,	Payout Value of
	Underlying	Underlying	Underlying			That	of Stock	Units or	Unearned
	Unexercised	Unexercised	Unexercised	Option		Have	That	Other Rights	Shares, Units or
	Options	Options	Unearned	Exercise	Option	Not	Have Not	That Have	Other Rights That
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Not Vested	Have Not Vested
Name	Exercisable(2)	Unexercisable	(#)	(US$)(1)	Date(2)	(#)	(US$)	(#)	(US$)
Robert L. Butchofsky	48,611	201,389	—	$7.90($8.48CDN)	May 16, 2012	—	—	—	—
	145,833	104,167		$7.83($8.41CDN)	March 12, 2011
	206,250 (3)	43,750		$7.59($8.15CDN)	September 24, 2010
	18,333	1,667		$13.99($15.02CDN)	March 8, 2010
	15,000	—		$30.60($32.85CDN)	March 9, 2009
	15,000	—		$12.44($13.35CDN)	March 18, 2008
Cameron R. Nelson	17,500	72,500	—	$7.90($8.48CDN)	May 16, 2012	—	—	—	—
	78,750	56,250		$7.83($8.41CDN)	March 12, 2011
	10,417	4,583		$7.26($7.79CDN)	November 7, 2010
	13,750	1,250		$13.99($15.02CDN)	March 8, 2010
	8,400	—		$30.60($32.85CDN)	March 9, 2009
	2,100	—		$12.44($13.35CDN)	March 18, 2008
	3,000	—		$11.27($12.10CDN)	February 4, 2008
Alain H. Curaudeau (4)	17,500	72,500	—	$7.90($8.48CDN)	May 16, 2012	—	—	—	—
	58,333	41,667		$7.83($8.41CDN)	March 12, 2011
	18,333	1,667		$13.99($15.02CDN)	March 8, 2010
	20,000	—		$30.60($32.85CDN)	March 9, 2009
	20,000	—		$12.44($13.35CDN)	March 18, 2008
Linda M. Lupini	14,583	60,417	—	$7.90($8.48CDN)	May 16, 2012	—	—	—	—
	46,667	33,333		$7.83($8.41CDN)	March 12, 2011
	13,889	6,111		$7.26($7.79CDN)	November 7, 2010
	18,333	1,667		$13.99($15.02CDN)	March 8, 2010
	20,000	—		$30.60($32.85CDN)	March 9, 2009
	13,889	—		$12.44($13.35CDN)	March 18, 2008
Alexander R. Lussow	8,750	36,250	—	$7.90($8.48CDN)	May 16, 2012	—	—	—	—
	33,056	36,944		$7.26($7.79CDN)	July 16, 2011

(1)	Where indicated, options were granted/priced in Canadian dollars and have been converted to US dollars for disclosure purposes using an average of 2007 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$1.0734.

(2)	Unless otherwise indicated, all options vest pro rata over 36 months from the date of grant.

(3)	75,000 of these options vested on March 25, 2006; all other options granted as part of this grant vested over 36 months from the grant date.

(4)	Mr. Curaudeau’s last day of employment with QLT was February 29, 2008. All of Mr. Curaudeau’s stock options now expire upon the earlier of the expiry date of the option and May 29, 2008.

Option Exercises and Stock Vested Table
No stock options were exercised by our named executive officers in fiscal 2007. In addition, in 2007 and prior years QLT did not offer its executive officers a stock purchase program.
Pension Benefits Table
We do not have any pension plans for our named executive officers.
Nonqualified Deferred Compensation Table
We do not have any nonqualified deferred compensation plans for our named executive officers.
Employment and Other Arrangements
We have entered into the employment agreements summarized below with the named executive officers.
     Employment Agreement with Mr. Butchofsky. In 2005 Mr. Butchofsky entered into an employment agreement with QLT under which he was appointed Acting Chief Executive Officer. On February 27, 2006, he was promoted to President and Chief Executive Officer. Under the terms of Mr. Butchofsky’s employment agreement, Mr. Butchofsky is entitled to an annual base salary (subject to annual increases approved by the Board), cash incentive compensation under our cash incentive compensation plan, with a target bonus equal to 50% of his base salary, and other standard health related benefits and registered retirement savings plan employer matching contributions. The amounts paid to Mr. Butchofsky during 2007 are disclosed in the Summary Compensation Table.
In the event that QLT terminates Mr. Butchofsky’s employment without cause, Mr. Butchofsky is entitled to payment of salary and cash incentive compensation earned to the date of termination and (a) notice or pay in lieu of notice equal to (i) 18 months’ base salary, plus one additional month base salary for each year of employment after September 2006, up to a maximum of 24 months, and (ii) cash incentive compensation for the applicable severance period at the target level, (b) an amount to compensate for the cost of lost health-related benefits, and (c) payment for out placement counseling services to assist the executive officer in seeking alternative employment.
     Employment Agreements with Ms. Lupini and Messrs. Nelson, Curaudeau and Lussow. Ms. Lupini and Messrs. Nelson, Curaudeau and Lussow each entered into employment agreements with QLT which are similar in form in all material respects. Under those employment agreements, each executive officer is entitled to base salary, cash incentive compensation under our cash incentive compensation plan, participation in our stock option plan and other standard health and retirement savings benefits made available to all permanent full-time employees of QLT. Except as stated below, in the event that QLT terminates the employment of the executive officer without cause, the employment agreements provide that each executive officer is entitled to six months’ notice (nine months’ notice in the case of Mr. Lussow) plus one additional months’ base salary for each year of service (to a maximum of 24 months in total), (b) payment of salary and bonus earned to the date of termination as if all corporate and individual goals for that year have been achieved but not exceeded, (c) an amount to compensate the executive officer for lost benefits during the notice period, and (d) payment for out placement counseling services to assist the executive officer in seeking alternative employment.
Mr. Nelson’s employment agreement dated November 8, 2005, confirmed his position as Vice President, Finance and Chief Financial Officer. Under the terms of Mr. Nelson’s employment agreement, Mr.

Nelson is entitled to the annual base salary (subject to annual increases approved by the Board) disclosed in the Summary Compensation Table, and the other compensation and benefits described above.
Mr. Curaudeau entered into an employment agreement dated May 19, 2000 and was appointed as Senior Vice President, Portfolio and Project Management. Under the terms of Mr. Curaudeau’s employment agreement, Mr. Curaudeau was entitled to the annual base salary (subject to annual increases approved by the Board) disclosed in the Summary Compensation Table, certain tax differential payments from 2000 to 2003 and the other compensation and benefits described above. Pursuant to his employment agreement, in October 2000, Mr. Curaudeau also received a home relocation loan equal to US$100,624 in the form of a five-year non-interest bearing loan, forgivable in five equal annual installments for each year of continuous employment with QLT and otherwise subject to the terms described above. The home relocation loan was secured against Mr. Curaudeau’s residence but has now been forgiven in full in accordance with its terms.
Mr. Curaudeau’s last day of employment with QLT was February 29, 2008. Pursuant to a letter agreement between Mr. Curaudeau and QLT relating to his departure, Mr. Curaudeau received his regular base salary through the last day of employment, and on that date QLT paid him a lump sum equivalent to 13 months’ salary. In addition, on February 29, 2008, QLT paid Mr. Curaudeau $107,757 for his 2007 bonus and $26,170 in lieu of the cash incentive compensation that he would have earned for the first two months of 2008. Mr. Curaudeau continued to receive health-related benefits until March 30, 2008, and on February 29, 2008 QLT paid him $38,432 in lieu of employee benefit coverage to compensate him for the balance of his severance period. On February 29, 2008, he also received $30,245 for his remaining accumulated but unpaid vacation to which he was entitled through that date. QLT paid him an additional $9,316 on February 29, 2008 to compensate him for his retirement plan matching payments that he was otherwise eligible to receive from January 1, 2007 to February 29, 2008, and his departure was considered “termination without cause” for the purpose of the vesting provisions in the stock option agreements previously entered into between him and QLT. All of the severance payments to Mr. Curaudeau under the above-noted letter agreement were paid in accordance with the terms of his employment agreement.
Ms. Lupini’s employment agreement dated January 1, 2006 confirmed her position as Senior Vice President, Human Resources and Organizational Development. Under the terms of her employment agreement, Ms. Lupini is entitled to the annual base salary (subject to annual increases approved by the Board) disclosed in the Summary Compensation Table, and the other compensation and benefits described above.
Mr. Lussow’s employment agreement dated June 30, 2006 confirmed his position as Vice President, Business Development. Under the terms of his employment agreement as amended on April 26, 2007, Mr. Lussow is entitled to the annual base salary (subject to annual increases approved by the Board) disclosed in the Summary Compensation Table, and the other compensation and benefits described above.
Post-Employment Compensation-Severance and Change of Control Arrangements
     Severance Arrangements. We entered into employment agreements with our named executive officers that entitle the named executive officers to receive certain severance benefits. As a condition to each executive’s entitlement to receive the severance benefits, each executive is required to execute a waiver of claims against QLT and will be bound by the terms of a non-competition and non-solicitation agreement, which prohibits the executive from participating in a competitive business or soliciting our customers or employees for a period of one year (or in the case of Messrs. Butchofsky and Curaudeau, two years) following the termination of his or her employment.

If a named executive officer retires, unless otherwise determined by the Executive Compensation Committee, all of his or her previously unvested stock options will vest, and all stock options will remain exercisable until the earlier of 90 days following his retirement or the expiration date of the stock option.
In the event of death or termination due to disability, all previously unvested stock options of the named executive officer will vest, and all stock options will remain exercisable until the earlier of (1) twelve months following the date of death, or termination due to disability, of the named executive officer, or (2) the expiration date of the stock option.
In the event of a termination of the named executive officer’s employment other than for cause, one-half of the previously unvested stock options of the executive officer will vest. All vested stock options will remain exercisable until the earlier of 90 days following his or her termination of employment or the expiration date of the stock option.
In the event of a change in control of QLT, all previously unvested stock options of the named executive officer will vest, and all stock options will remain exercisable until the expiration date of the stock option.
     Change of Control Agreements. Separate change of control agreements have been entered into with all executive officers of QLT, including the President and Chief Executive Officer. The change of control agreements provide that, in the event of termination by QLT of that executive officer’s employment without cause or by the executive officer after a triggering event (as the terms “cause” and “triggering event” are defined in the agreements) within a period of 24 months following a change of control in QLT, each executive officer will receive a severance payment equal to 18 months’ (or in the case of Mr. Butchofsky, 24 months’) base salary, an annual cash incentive compensation entitlement (calculated at the maximum cash incentive compensation entitlement that would otherwise have been paid during the severance period), the maximum RRSP contribution to which the executive officer would otherwise be entitled during the severance period, amounts in lieu of certain other health and retirement benefits for the severance period, relocation expenses and out-placement counseling. Under the stock option agreements entered into between QLT and its executive officers, 100% of the then unvested options granted to the executive officers will vest upon the occurrence of a change in control.
A change of control includes an event in which any person acquires 35% or more of the voting securities of QLT, the sale of all or substantially all of the assets of QLT (other than to an affiliate of QLT or to an entity in which our shareholders held 65% of the voting securities prior to the sale), a merger or other reorganization involving QLT in which the original shareholders of QLT own less than 65% of the resulting merged entity, or a change in the majority of the Directors on the Board in any consecutive 24 month period or less such that a majority of the Board members ceases to be comprised of individuals who either have been (a) Board members continuously since the beginning of such period, or (b) appointed or nominated for election as Board members during such period by at least a majority of the Board members described in subsection (a) above who were still in office at the time the Board approved such appointment or nomination.
     Potential Payments upon Termination or Change in Control. The amount of compensation payable to our named executive officers in the event of a termination of employment or a change in control is set forth in the tables below. The amounts in the tables below were calculated assuming the termination of the executive officer’s employment occurred as of December 31, 2007.

Robert L. Butchofsky

					Termination
					due to
					Permanent		Termination
					Disability		upon a
				Termination	Causing		Change in
Benefits and			Termination	other than for	Inability to		Control of
Payments upon	Resignation	Retirement	for Cause	Cause	Act	Death	QLT
Termination	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Compensation:
Base Salary	—	—	—	$724,846	$724,846	—	$915,595
Cash Bonus
2007 Performance Period	—	—	—	$228,899 (1)	$228,899 (1)	$228,899 (1)	$228,899 (1)
Subsequent Performance Periods	—	—	—	—	—	—	$457,798
Stock Options
Unvested and Accelerated	—	$889,924	—	$444,962	$889,924	$889,924	$889,924
Benefits and Perquisites:
RRSP Contributions	$8,850 (2)	—	—	$8,850	$8,850	$8,850	$27,949
Benefits Compensation	—	—	—	$72,485 (3)	$72,485 (3)	$45,780	$91,560
Out Placement Counseling	—	—	—	$4,658	$4,658 (4)	—	$4,658
Moving Expenses	—	—	—	—	—	—	Est.$75,000(5)

*	Note: where amounts were agreed upon under the applicable agreements in Canadian dollars, the amounts for 2007 set out above represent the U.S. dollar equivalent to those amounts converted using an average of 2007 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$1.0734.

(1)	The bonus must be pro-rated with respect to the portion of the calendar year worked by the executive. As this table assumes that the termination occurs on the last day of the year, the amount shown represents the full year bonus.

(2)	Assumes that the executive provides proof of a matching contribution for 2007.

(3)	The executive is entitled to continued benefit plan coverage for 30 days and to compensation of 10% of base salary for the balance of the severance period.

(4)	The executive only becomes entitled to this amount if his employment is terminated if he becomes permanently disabled and is unable to perform his duties for a period exceeding six consecutive months or for a period of 180 days (not necessarily consecutive) during any period of 365 consecutive days.

(5)	The amount shown for moving expenses is an estimate only of moving expenses and may be increased in the event the Company was required to reimburse the executive for the costs of the sale of the executive officer’s home in Vancouver. The actual expenses may vary depending on the relocation involved, if the executive officer does in fact relocate. If the executive officer does not relocate to find alternate employment, no amounts would be paid or reimbursed to the executive officer as moving expenses.

Cameron R. Nelson

					Termination
					due to
					Permanent		Termination
					Disability		upon a
				Termination	Causing		Change in
Benefits and			Termination	other than for	Inability to		Control of
Payments upon	Resignation	Retirement	for Cause	Cause	Act	Death	QLT
Termination	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Compensation:
Base Salary	—	—	—	$344,408	$344,408	—	$476,873
Cash Bonus
2007 Performance Period	—	—	—	$143,062 (1)	$143,062 (1)	$143,062 (1)	$143,062 (1)
Subsequent Performance Periods	—	—	—	—	—	—	$214,593
Stock Options
Unvested and Accelerated	—	$344,060	—	$172,030	$344,060	$344,060	$344,060
Benefits and Perquisites:
RRSP Contributions	$8,850 (2)	—	—	$8,850	$8,850	$8,850	$23,058
Benefits Compensation	—	—	—	$34,441 (3)	$34,441 (3)	$31,792	$47,687
Out Placement Counseling	—	—	—	$4,658	$4,658 (4)	—	$4,658
Moving Expenses	—	—	—	—	—	—	Est.$75,000(5)

*	Note: where amounts were agreed upon under the applicable agreements in Canadian dollars, the amounts for 2007 set out above represent the U.S. dollar equivalent to those amounts converted using an average of 2007 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$1.0734.

(1)	The bonus must be pro-rated with respect to the portion of the calendar year worked by the executive. As this table assumes that the termination occurs on the last day of the year, the amount shown represents the full year bonus.

(2)	Assumes that the executive provides proof of a matching contribution for 2007.

(3)	The executive is entitled to continued benefit plan coverage for 30 days and to compensation of 10% of base salary for the balance of the severance period.

(4)	The executive only becomes entitled to this amount if his employment is terminated if he becomes permanently disabled and is unable to perform his duties for a period exceeding six consecutive months or for a period of 180 days (not necessarily consecutive) during any period of 365 consecutive days.

(5)	The amount shown for moving expenses is an estimate only of moving expenses and may be increased in the event the Company was required to reimburse the executive for the costs of the sale of the executive officer’s home in Vancouver. The actual expenses may vary depending on the relocation involved, if the executive officer does in fact relocate. If the executive officer does not relocate to find alternate employment, no amounts would be paid or reimbursed to the executive officer as moving expenses.

Alain H. Curaudeau

							Termination
					Termination due to		upon a
				Termination	Permanent Disability		Change in
Benefits and			Termination	other than for	Causing Inability to		Control of
Payments upon	Resignation	Retirement	for Cause	Cause	Act	Death	QLT
Termination	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Compensation:
Base Salary	—	—	—	$384,318	$384,318	—	$532,133
Cash Bonus
2007 Performance Period	—	—	—	$159,640 (1)	$159,640 (1)	$159,640 (1)	$159,640 (1)
Subsequent Performance Periods	—	—	—	—	—	—	$239,460
Stock Options
Unvested and Accelerated	—	$297,190	—	$148,595	$297,190	$297,190	$297,190
Benefits and Perquisites:
RRSP Contributions	$8,850 (2)	—	—	$8,850	$8,850	$8,850	$23,058
Benefits Compensation	—	—	—	$38,432 (3)	$38,432 (3)	$35,476	$53,213
Out Placement Counseling	—	—	—	$4,658	$4,658 (4)	—	$4,658
Moving Expenses	—	—	—	—	—	—	Est.$75,000(5)

*	Note: where amounts were agreed upon under the applicable agreements in Canadian dollars, the amounts for 2007 set out above represent the U.S. dollar equivalent to those amounts converted using an average of 2007 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$1.0734.

(1)	The bonus must be pro-rated with respect to the portion of the calendar year worked by the executive. As this table assumes that the termination occurs on the last day of the year, the amount shown represents the full year bonus.

(2)	Assumes that the executive provides proof of a matching contribution for 2007.

(3)	The executive is entitled to continued benefit plan coverage for 30 days and to compensation of 10% of base salary for the balance of the severance period.

(4)	The executive only becomes entitled to this amount if his employment is terminated if he becomes permanently disabled and is unable to perform his duties for a period exceeding six consecutive months or for a period of 180 days (not necessarily consecutive) during any period of 365 consecutive days.

(5)	The amount shown for moving expenses is an estimate only of moving expenses and may be increased in the event the Company was required to reimburse the executive for the costs of the sale of the executive officer’s home in Vancouver. The actual expenses may vary depending on the relocation involved, if the executive officer does in fact relocate. If the executive officer does not relocate to find alternate employment, no amounts would be paid or reimbursed to the executive officer as moving expenses.

Mr. Curaudeau’s last day of employment with QLT was February 29, 2008. The table below sets forth the actual payments made to Mr. Curaudeau in connection with his departure, as discussed in more detail above under “Employment and Other Arrangements.”

Benefits and Payments	Actual Termination Payments
upon Termination	(US$)(1)
Compensation:
Base Salary	$384,318
Cash Bonus
2007 Performance Period	$107,757
Subsequent Performance Periods	$26,170
Benefits and Perquisites:
RRSP Contributions	$9,316
Benefits Compensation	$38,432
Out Placement Counseling	$4,658
Moving Expenses	—
Vacation	$30,245

(1)	The severance payments were paid to Mr. Curaudeau in Canadian dollars. The amounts set out in the above table represent the U.S. dollar equivalent of those payments converted using an average of 2007 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$1.0734.

Linda M. Lupini

					Termination
					due to
					Permanent		Termination
					Disability		upon a
				Termination other	Inability to		Change in
Benefits and			Termination for	than for	Causing		Control of
Payments upon	Resignation	Retirement	Cause	Cause	Act	Death	QLT
Termination	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Compensation:
Base Salary	—	—	—	$355,379	$355,379	—	$399,802
Cash Bonus
2007 Performance Period	—	—	—	$119,940 (1)	$119,940 (1)	$119,940 (1)	$119,940 (1)
Subsequent Performance Periods	—	—	—	—	—	—	$179,911
Stock Options
Unvested and Accelerated	—	$259,692	—	$129,846	$259,692	$259,692	$259,692
Benefits and Perquisites:
RRSP Contributions	$8,850 (2)	—	—	$8,850	$8,850	$8,850	$23,058
Benefits Compensation	—	—	—	$35,538 (3)	$35,538 (3)	$26,653	$39,980
Out Placement Counseling	—	—	—	$4,658	$4,658 (4)	—	$4,658
Moving Expenses	—	—	—	—	—	—	—

*	Note: where amounts were agreed upon under the applicable agreements in Canadian dollars, the amounts for 2007 set out above represent the U.S. dollar equivalent to those amounts converted using an average of 2007 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$1.0734.

(1)	The bonus must be pro-rated with respect to the portion of the calendar year worked by the executive. As this table assumes that the termination occurs on the last day of the year, the amount shown represents the full year bonus.

(2)	Assumes that the executive provides proof of a matching contribution for 2007.

(3)	The executive is entitled to continued benefit plan coverage for 30 days and to compensation of 10% of base salary for the balance of the severance period.

(4)	The executive only becomes entitled to this amount if her employment is terminated if she becomes permanently disabled and is unable to perform her duties for a period exceeding six consecutive months or for a period of 180 days (not necessarily consecutive) during any period of 365 consecutive days.

Alexander R. Lussow

							Termination
							due to
							Permanent				Termination
							Disability				upon a
					Termination other		Inability to				Change in
Benefits and				Termination for	than for		Causing				Control of
Payments upon	Resignation		Retirement	Cause	Cause		Act		Death		QLT
Termination	(US$)		(US$)	(US$)	(US$)		(US$)		(US$)		(US$)
Compensation:
Base Salary	—		—	—	$241,522		$241,522		—		$434,740
Cash Bonus
2007 Performance Period	—		—	—	$115,931	(1)	$115,931	(1)	$115,931	(1)	$115,931	(1)
Subsequent Performance Periods	—		—	—	—		—		—		$173,896
Stock Options
Unvested and Accelerated	—		$185,691	—	$92,846		$185,691		$185,691		$185,691
Benefits and Perquisites:
RRSP Contributions	$8,850	(2)	—	—	$8,850		$8,850		$8,850		$23,058
Benefits Compensation	—		—	—	$24,152	(3)	$24,152	(3)	$28,983		$43,474
Out Placement Counseling	—		—	—	$4,658		$4,658	(4)	—		$4,658
Moving Expenses	—		—	—	—		—		—		Est.$ 75,000	(5)

*	Note: where amounts were agreed upon under the applicable agreements in Canadian dollars, the amounts for 2007 set out above represent the U.S. dollar equivalent to those amounts converted using an average of 2007 noon buying rates published by the Federal Reserve Bank of New York: US$1.00 = CAD$1.0734.

(1)	The bonus must be pro-rated with respect to the portion of the calendar year worked by the executive. As this table assumes that the termination occurs on the last day of the year, the amount shown represents the full year bonus.

(2)	Assumes that the executive provides proof of a matching contribution for 2007.

(3)	The executive is entitled to continued benefit plan coverage for 30 days and to compensation of 10% of base salary for the balance of the severance period.

(4)	The executive only becomes entitled to this amount if his employment is terminated if he becomes permanently disabled and is unable to perform his duties for a period exceeding six consecutive months or for a period of 180 days (not necessarily consecutive) during any period of 365 consecutive days.

(5)	The amount shown for moving expenses is an estimate only of moving expenses and may be increased in the event the Company was required to reimburse the executive for the costs of the sale of the executive officer’s home in Vancouver. The actual expenses may vary depending on the relocation involved, if the executive officer does in fact relocate. If the executive officer does not relocate to find alternate employment, no amounts would be paid or reimbursed to the executive officer as moving expenses.
Review, Approval or Ratification of Transactions with Related Persons
Each Director and nominee for election as director delivers to the company annually a questionnaire that includes, among other things, a request for information relating to any transactions in which both the Director or nominee, or their family members, and the Company participates, and in which the Director or nominee, or such family member, has a material interest. Our Board is requested to review all such transactions reported to it by a Director or nominee in response to the questionnaire, or that are brought to its attention by management or otherwise. After review, the disinterested Directors would approve, ratify or disapprove such transactions. Management would also update the Board as to any material changes to proposed transactions as they occur.

COMPENSATION COMMITTEE REPORT
The Executive Compensation Committee has discussed and reviewed with management the Compensation Discussion and Analysis presented in this Proxy Statement. Based on such review and discussions, the Executive Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
EXECUTIVE COMPENSATION COMMITTEE
Alan Mendelson (Chair)
Ian Massey
Richard Vietor
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
QLT currently maintains four equity compensation plans which provide for the issuance of common shares to employees, officers and Directors, all of which have been approved by the shareholders, namely the 1998 Incentive Stock Option Plan, the 2000 Incentive Stock Option Plan, the 1987 Atrix Performance Stock Option Plan and the 2000 Atrix Performance Stock Option Plan. The 1987 Atrix Performance Stock Option Plan and the 2000 Atrix Performance Stock Option Plan were both approved by the shareholders of Atrix (now QLT USA) and the details of both Plans were included in the Joint Prospectus Proxy Statement mailed to shareholders of QLT and Atrix on or about October 18, 2004 and were the subject of the approval granted by QLT’s shareholders in connection with QLT’s acquisition of Atrix.
No additional QLT securities remain available for issuance under the 1998 Incentive Stock Option Plan or the 1987 Atrix Performance Stock Option Plan, however, both of these Plans remain in effect for so long as options previously granted under these Plans remain outstanding.
Details of the manner in which those options formerly granted by Atrix were assumed by QLT were included in the Joint Prospectus Proxy Statement mailed to shareholders of QLT and Atrix on or about October 18, 2004 and were the subject of the approval granted by QLT’s shareholders in connection with QLT’s acquisition of Atrix. The Joint Prospectus Proxy Statement is available on EDGAR at www.sec.gov and on SEDAR at www.sedar.com.

As of December 31, 2007, the aggregate number of common shares issuable under outstanding options granted under our equity compensation plans, the weighted average exercise price of such options and the number of common shares remaining available for issuance under our equity compensation plans, was as follows:

			Number of securities
			remaining available for
			future issuance under equity
	Number of securities to be	Weighted-average exercise	compensation plans
	issued upon exercise of	price of outstanding	(excluding securities
	outstanding options,	options, warrants and	reflected in column
	warrants and rights	rights	(a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	4,353,372	CAD $11.52	2,334,560
Equity compensation plans approved by security holders (2)	1,292,383	USD $11.46	3,975,340
Equity compensation plans not approved by security holders	—	—	—
Total	5,645,755		6,309,900

(1)	These figures represent, in the aggregate, stock options outstanding under the 2000 Incentive Stock Option Plan and the 1998 Incentive Stock Option Plan as of December 31, 2007. 4,296,622 of these stock options were outstanding under the 2000 Incentive Stock Option Plan and 56,750 of these stock options were outstanding under the 1998 Incentive Stock Option Plan, representing 5.75% and 0.08%, respectively, of the issued and outstanding shares of QLT at December 31, 2007.

(2)	These figures represent, in the aggregate, stock options under the 2000 Atrix Performance Stock Option Plan and the 1987 Atrix Performance Stock Option Plan as of December 31, 2007. 1,282,152 of these stock options were outstanding under the 2000 Atrix Performance Stock Option Plan and 10,231 of these stock options were outstanding under the 1998 Atrix Performance Stock Option Plan, representing 1.72% and 0.01%, respectively, of the issued and outstanding shares of QLT at December 31, 2007.
Additional information about our equity compensation plans can be found in QLT’s Annual Report on Form 10-K, which is available on QLT’s web site at www.qltinc.com, SEDAR at www.sedar.com and EDGAR at www.sec.gov.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS
No current or former Directors, executive officers or employees of QLT or any subsidiaries thereof, or proposed nominees for election as a Director of QLT, are currently indebted to QLT or its subsidiaries other than routine indebtedness (as defined under Canadian securities rules) of certain employees.
REPORT OF THE AUDIT AND RISK COMMITTEE
Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.
The Audit and Risk Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2007 with the management of QLT and Deloitte & Touche LLP, our independent accountants. Each member of the Audit and Risk Committee is “independent” as defined by the rules of NASDAQ.
The Audit and Risk Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. In addition, the Audit and Risk Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the Independence Standards Board Standard No. 1 regarding their independence, and has discussed with Deloitte & Touche LLP their independence relative to us, including whether the provision of their services is compatible with maintaining Deloitte & Touche LLP’s independence.
Based on the review and discussions referred to above, the Audit and Risk Committee recommended to QLT’s Board that the audited consolidated financial statements for the year ended December 31, 2007 be included in QLT’s Annual Report on Form 10-K for fiscal year 2007 filed with the Securities and Exchange Commission.
AUDIT AND RISK COMMITTEE
Peter A. Crossgrove, Chair
L. Jack Wood
Philip B. Livingston
Audit Fees
The following table sets forth the aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) for the following services during fiscal 2007 and fiscal 2006.

Description of Service	2007(4) (US$)	2006(4) (US$)
Audit Fees(1)	$894,755	$1,013,324

Audit-Related Fees(2)	$39,435	$17,197

Tax Fees (Tax compliance, tax advice and planning) (3)	$—	$17,859

Total Fees	$934,190	$1,048,380

(1)	Audit Fees consist of fees for audit of QLT’s annual financial statements for the respective year, reviews of QLT’s quarterly financial statements, services provided in connection with statutory and regulatory filings and audit of the Company’s internal controls over financial reporting.

(2)	Audit related fees for 2007 consist of fees for assistance related to our outstanding convertible notes. Audit related fees for 2006 consist of fees for assistance related to the dutch auction stock repurchase.

(3)	Tax fees for 2006 consist of fees for property tax assessment services. There were no tax fees incurred in 2007.

(4)	Where amounts shown were paid in Canadian funds, the amounts set out in the above table represent the US dollar equivalent of those payments converted using the following weighted average exchange rates: US$1.00 = CAD$1.0734 for 2007 and US$1.00 = CAD$1.134 for 2006.
Pre-Approval Policies and Procedures
The charter of the Audit Committee provides that the Audit Committee is responsible for the pre-approval of all audit and permitted non-audit services to be performed for the company by the independent auditors. The fees paid to the independent auditors that are shown in the chart above for 2007 were approved by the Audit Committee in accordance with the procedures described below.
The Audit Committee reviews and approves audit and non-audit services proposed to be provided by the independent auditors. The Committee has delegated to the Chair, or an alternate member of the Audit Committee, the authority to grant pre-approvals if either deems it necessary or appropriate to consider a pre-approval request without approval and/or meeting of the full Audit Committee. Pre-approvals by the Chair or alternate member are reviewed with the Audit Committee at its next regularly scheduled meeting.
In considering the pre-approval of proposed audit or non-audit services by the independent auditors, management reviews with the Audit Committee or its delegate, a description of and the budget for the proposed service and the reasons that the independent auditors are being requested to provide the services, including any possible impact on the independence of the independent auditors. Additional Audit Committee approval is required if the pre-approved services exceed the pre-approved budgeted amount for the services.
PROPOSAL NO. 2
APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS
Deloitte & Touche LLP, independent registered public accounting firm, served as our independent auditors for the year ended December 31, 2007. Upon the unanimous recommendation of the Audit and Risk Committee, the Board has proposed that Deloitte & Touche LLP continue to serve as our independent auditors for fiscal 2008 at a remuneration to be fixed by the Audit and Risk Committee. Our shareholders are being asked to approve this proposal at the Annual Meeting. QLT has been advised that a representative of Deloitte & Touche LLP will attend the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.
Vote Required and Board of Directors’ Recommendation
The affirmative vote of a simple majority of the common shares voted at the Annual Meeting will be required for approval of this proposal. If the proposal is not approved, the Business Corporations Act (British Columbia) provides that the current auditors, Deloitte & Touche LLP, will continue to act for QLT until such time as the shareholders approve alternate auditors.
Our Board of Directors recommends that our shareholders vote “FOR” the proposal to approve the appointment of Deloitte & Touche LLP as our independent auditors for fiscal 2008 at a remuneration to be fixed by the Audit and Risk Committee.

INTEREST OF CERTAIN PERSONS IN MATERIAL TRANSACTIONS
Unless otherwise disclosed in this Proxy Statement, none of the Directors, director nominees, executive officers or any beneficial owner of more than 5% of the outstanding common shares of QLT or any associate or affiliate of such person, had any material interest, direct or indirect, in any transaction during the past fiscal year or in any proposed transaction which has materially affected or will materially affect QLT. In the event that a Director is determined to have any material interest, direct or indirect, in any transaction or in any proposed transaction of QLT, only those Directors not having a material interest would be permitted to consider and evaluate any such transaction or agreements relating to that transaction.
QLT has entered into indemnity agreements with the Directors, the Chief Executive Officer, and certain other officers which provide, among other things, that, subject to any requirements that may exist under the Business Corporations Act (British Columbia) or the Articles of QLT, QLT will indemnify such officer or director, under the circumstances and to the extent specified, for expenses, damages, judgements, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a Director or officer of QLT.
AUDITED CONSOLIDATED FINANCIAL STATEMENTS
AND ADDITIONAL INFORMATION
A copy of our 2007 Annual Report on Form 10-K for the fiscal year ended December 31, 2007 is being mailed to all registered and beneficial shareholders of QLT along with this Proxy Statement. The Audited Consolidated Financial Statements of QLT for its most recently completed fiscal year ended December 31, 2007, together with the Auditors’ Report thereon, which are included in our Annual Report for Canadian regulatory purposes, will be presented at the Annual Meeting. Copies of the Audited Consolidated Financial Statements, including management discussion and analysis, are available from our web site at www.qltinc.com or upon request directly to QLT to the attention of “QLT Investor Relations,” 887 Great Northern Way, Vancouver, British Columbia, Canada, V5T 4T5 (Phone: 604-707-7000; Fax: 604-707-7001; e-mail: ir@qltinc.com).
Additional information relating to QLT has been filed and is available on SEDAR and EDGAR at www.sedar.com and www.sec.gov.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and Directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such executive officers, Directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file.
To our knowledge, based solely on our review of the copies of such reports received by us or written representations from certain reporting persons that no Form 5s were required for such persons, we believe that during fiscal 2007 all Section 16(a) filing requirements applicable to our executive officers, Directors and 10% stockholders were complied with, except that a Form 5 report was filed by E. Duff Scott, a former Director of QLT, due to a Form 4 inadvertently not being filed during 2007.

OTHER BUSINESS
The Board is not aware of any other matter that will be presented at the Annual Meeting. If other matters properly come before the Annual Meeting, both the President and Chairman of the Board intend to vote the common shares represented by proxy for which either of them is appointed in accordance with their best judgement on such matters.
The contents and the sending of this Proxy Statement have been approved by the Board.
DATED at Vancouver, British Columbia, this 14th day of April, 2008.
BY ORDER OF THE BOARD OF DIRECTORS
Robert L. Butchofsky
President and Chief Executive Officer